Exhibit 10.10

SECURITIES PURCHASE AGREEMENT

11.0% SENIOR SECURED NOTES DUE 2010

and

SERIES A CONVERTIBLE PREFERRED STOCK

Dated as of August 17, 2005

by and among

PENTHOUSE MEDIA GROUP INC.,

as Issuer

EACH SUBSIDIARY OF PENTHOUSE MEDIA GROUP INC.

LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,

as Guarantors,

THE HOLDERS FROM TIME TO TIME PARTY HERETO,

as Holders,

and

U.S. BANK NATIONAL ASSOCIATION

as Administrative Agent and Collateral Agent

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SECURITIES PURCHASE AGREEMENT

11.0% SENIOR SECURED NOTES DUE 2010

AND

SERIES A CONVERTIBLE PREFERRED STOCK

Securities Purchase Agreement (this “Agreement”), dated as of August 17, 2005, by and among Penthouse Media Group Inc., a Delaware corporation, as issuer (the “Issuer”) of the Securities (as such term is defined below), each Subsidiary of the Issuer listed as a “Guarantor” on the signature pages hereto (as more fully defined below, each a “Guarantor,” and collectively the “Guarantors”), the holders of the Securities listed on Schedule 2.02 and from time to time party hereto (each a “Holder” and collectively, the “Holders”), and U.S. Bank National Association, as administrative agent and collateral agent for the Holders (in such capacity, the “Agent”).

RECITALS

WHEREAS, the Issuer desires to issue and sell to the Holders the Securities, and the Holders have agreed to purchase the Securities from the Issuer subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

Article I

DEFINITIONS; CERTAIN TERMS

Section 1.01

Definitions.  As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Acceleration Date” has the meaning specified therefor in Section 9.02(a).

“Account Control Agreement” has the meaning specified therefor in Section 7.01(i)(2).

“Account Debtor” means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

“Accounts” means all of the Obligors’ now owned or hereafter acquired right, title, and interest with respect to “accounts” (as that term is defined in the Uniform Commercial Code), and any and all supporting obligations in respect thereof.

“Accounts Receivable” means any and all rights of the Obligors to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

“Action” has the meaning specified therefor in Section 12.12.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, that no Holder shall be deemed an Affiliate of the Obligors solely by virtue of its ownership of Securities issued hereunder.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.  For the purposes of this Agreement, Marc H. Bell, Daniel Staton and their respective Affiliates shall be considered Affiliates of the Obligors.

“Agent” has the meaning specified therefor in the preamble hereto.

“Agent Advances” has the meaning specified therefor in Section 10.07(a).

“Agent’s Account” means an account at a bank designated by the Agent (which may be the Agent if it is a bank) from time to time as the account into which the Obligors shall make all payments to the Agent for the benefit of the Agent and the Holders under this Agreement and the other Note Documents.

“Agent’s Liens” has the meaning set forth in Section 3.01.

“Agreement” means this Securities Purchase Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Aircraft Interest” means the 12.5% interest in a Cessna XLS aircraft acquired by PMGI Holdings Inc. pursuant to agreements, dated as of December 23, 2004, with NetJets Sales, Inc., NetJets Aviation, Inc. and NetJets Services, Inc.

“Amended Certificate” means the Certificate of Amendment to Certificate of Designations, Preferences and Rights of the Series A Preferred Stock of the Issuer to be adopted and filed with the Delaware Secretary of State in substantially the form attached as Exhibit C hereto.

“Asset Sale” by any Person means any transfer, conveyance, sale, lease, license or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger or other sale of any such Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary) (collectively a “transfer”) of (i) shares of Capital Stock (other than directors’ qualifying shares) or other ownership interests of a Subsidiary of such Person, (ii) all or substantially all of the assets of such Person or any of its Subsidiaries, or (iii) any other property, assets or rights (including Intellectual Property), or interest therein, of such Person or any of its Subsidiaries outside of the ordinary course of business; provided that “Asset Sale” shall not include (A) any transfer by the Issuer to any Wholly Owned Subsidiary of the Issuer that is a Guarantor or by any Subsidiary of the Issuer to any other Wholly Owned Subsidiary of the Issuer that is a Guarantor or to the

Issuer in a manner that does not otherwise violate the terms of this Agreement, (B) a transfer constituting the granting of a Permitted Lien, (C) any transfer of obsolete equipment in the ordinary course of business, (D) a transfer in any transaction or series of transactions the fair market value of which, in the aggregate with all other transactions permitted by this clause (D), does not exceed $1,000,000 or (E) the transfer of artwork, furnishings and other tangible assets currently located at 14-16 East 67th Street, New York, NY 10021.

“Authorized Officer” means, with respect to any Obligor, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Obligor, or any other officer designated on behalf of a Obligor as an Authorized Officer of such Obligor by written notice to the Holders.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code.

“Board Designee” has the meaning specified therefor in Section 9.04.

“Board of Directors” means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States.

“Board Observer” has the meaning specified therefor in Section 9.04.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Minneapolis or Connecticut are authorized or required to close.

“Capital Expenditures” means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed-asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests (however designated and whether or not voting) of such Person.

“Capitalized Lease” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a “synthetic lease” (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of one year or less from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $250.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) municipal securities having the highest rating obtainable from Moody’s Investors Service, Inc. (or any successor thereto) or Standard & Poor’s Ratings Group (or any successor thereto) and in each case maturing within 60 days or less after the date of acquisition, (vi) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. (or any successor thereto) or Standard & Poor’s Ratings Group (or any successor thereto) and in each case maturing within one year after the date of acquisition and (vii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vi) of this definition.

“Change of Control” means, in one transaction or a series of related transactions:

(a)

(i) the merger or consolidation of the Issuer into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Issuer or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the stockholders of the Issuer immediately prior to such merger, consolidation, tender offer or business combination (together with such stockholders’ Affiliates) do not retain at least a majority of the voting power of the surviving Person;

(b)

the sale, conveyance, exchange or transfer to another Person or Persons of (i) the voting capital stock of the Issuer if, after such sale, conveyance, exchange or transfer, the stockholders of the Issuer immediately prior to such sale, conveyance, exchange or transfer (together with such stockholders’ Affiliates) do not immediately after such transaction retain at least a majority of the voting power of the Issuer or (ii) more than fifty percent (50%) of the assets of the Issuer; or

(c)

the Issuer shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least the same percentage of the aggregate voting power of the Capital Stock of each Guarantor that the Issuer had as of the Closing Date, free and clear of all Liens (other than any Liens granted hereunder and Permitted Liens).

“Closing” has the meaning specified therefor in Section 2.02(b).

“Closing Date” means the date on which all conditions precedent as set forth in Section 5.01 are satisfied or waived.

“Collateral” has the meaning specified therefor in Section 3.01.

“Commitment Letter” means the commitment letter dated June 21, 2005, from Post to the Issuer, executed and delivered by the Issuer on June 23, 2005, and providing for a commitment by Post to consummate the transactions contemplated by the Funding Documents, subject to all of the terms and conditions stated therein and in the Funding Documents.

“Consolidated Coverage Ratio” means, with respect to the Issuer on any Determination Date, the ratio of:

(a)

Consolidated EBITDA for the applicable Measurement Period, to

(b)(i)

Consolidated Interest Expense of the Issuer during such Measurement Period plus (ii) dividends or distributions on or in respect of any Capital Stock of any Obligor paid during such Measurement Period (except dividends or distributions paid to the Issuer or another Obligor); provided that the Consolidated Coverage Ratio shall be calculated giving pro forma effect, as of the beginning of the applicable Measurement Period, to any acquisition, incurrence, permanent repayment or redemption of Indebtedness (including the Notes), issuance or redemption of Disqualified Capital Stock, acquisition, Asset Sale, or purchases of assets that were previously leased, at any time during or subsequent to such Measurement Period, but on or prior to the applicable Determination Date.

In making such computation, Consolidated Interest Expense:

(a)

attributable to any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire Measurement Period,

(b)

attributable to interest on any Indebtedness under a revolving Credit Facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable Measurement Period, or

(c)

attributable to non-cash interest expense resulting from the amortization of the original issue discount on the Notes in accordance with GAAP shall be excluded from such computation.

For purposes of calculating Consolidated EBITDA of the Issuer for the applicable Measurement Period,

(a)

any Person that is a Subsidiary on such Determination Date (or would become a Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Subsidiary at all times during such Measurement Period,

(b)

any Person that is not a Subsidiary on such Determination Date (or would cease to be a Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) will be deemed not to have been a Subsidiary at any time during such Measurement Period,

(c)

if any Obligor shall have in any manner

(i)

acquired (including through an asset acquisition or the commencement of activities constituting such operating business), or

(ii)

disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business)

any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an asset acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person’s net income would be excluded pursuant to clauses (a) through (g) or (i) of the definition of Consolidated Net Income; and

(d)

any Indebtedness incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so incurred, received and applied on the first day of such Measurement Period.

“Consolidated EBITDA” means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period without regard to the proviso therein relating to reduction of Consolidated Interest Expense for Subsidiaries that are not Wholly-Owned Subsidiaries of the Issuer; and (c) depreciation, amortization and any other non-cash items for such period, less any non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period, of the Issuer and its Subsidiaries, including without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis for the Issuer and its Subsidiaries in accordance with GAAP; provided that, if any Subsidiary is not a Wholly Owned Subsidiary of the Issuer, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (a) the amount of Consolidated EBITDA attributable to such Subsidiary multiplied by (B) the percentage ownership interest in such Subsidiary not owned on the last day of such period by the Issuer or any of its Subsidiaries.

“Consolidated Income Tax Expense” for any period means the consolidated provision for income taxes of the Issuer and its Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means for any period the consolidated interest expense included in the consolidated income statement of the Issuer and its Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of debt discounts; (ii) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities; (iii) fees (net of any amounts received) with respect to any Hedging Agreement; (iv) interest on Indebtedness guaranteed by the Issuer and/or any of its Subsidiaries, to the extent paid by the Issuer or any Subsidiary; and (v) the portion of any Capitalized Lease Obligation allocable to interest expense; provided, that, if any Subsidiary is not a Wholly Owned Subsidiary of the Issuer, Consolidated Interest Expense shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated Interest Expense attributable to such Subsidiary multiplied by (B) the percentage ownership interest in such Subsidiary not owned on the last day of such period by the Issuer or any of its Subsidiaries.

“Consolidated Net Income” for any period means the consolidated net income (or loss) of the Issuer and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

(a)

the net income (or loss) of any Person that is not a Subsidiary of the Issuer except to the extent of the amount of dividends or other distributions actually paid to the Issuer or a Subsidiary of the Issuer by such Person during such period,

(b)

gains or losses on Asset Sales by the Issuer or its Subsidiaries,

(c)

all extraordinary gains and extraordinary losses,

(d)

the cumulative effect of changes in accounting principles,

(e)

any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Subsidiary to such Person except that:

(i)

such Person’s equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction), and

(ii)

such Person’s equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income regardless of any such restriction,

(f)

in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets; and

(g)

the tax effect of any of the items described in clauses (a) through (f) above.

“Consolidated Tangible Assets” means, with respect to the Issuer, the total consolidated assets of the Issuer and its Subsidiaries, less the total intangible assets of the Issuer and its Subsidiaries, as shown on the most recent consolidated annual or quarterly balance sheet of the Issuer and such Subsidiaries calculated on a consolidated basis in accordance with GAAP.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business and any indemnification obligations incurred in the ordinary course of business to licensees and customers relating to the Obligors’ Intellectual Property.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Copyright Security Assignment” means the Copyright Security Assignment, dated as of the date hereof, executed and delivered by the Obligors to the Agent, in substantially the form of Exhibit D hereto, as the same may be amended or otherwise modified from time to time.

“Credit Facilities” means, with respect to the Issuer and/or its Subsidiaries, one or more debt facilities or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, debt securities, receivables financing

(including through the sale of receivables to such lenders or special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Determination Date” means, with respect to any calculation, the date on or as of which such calculation is made in accordance with the terms hereof.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

“Disqualified Stock” means any Capital Stock or any portion thereof which by its terms or by the terms of any security into which it is, by its terms, convertible or for which it is, by its terms, exchangeable at the option of the holder thereof), or upon the happening of any specified event, is required to be redeemed or is redeemable (at the option of the holder thereof), or provides for the mandatory payment of cash dividends, at any time prior to the date that is 120 days after the stated maturity of the Notes or is exchangeable at the option of the holder thereof for Indebtedness at any time prior to the date that is 120 days after the stated maturity of the Notes.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901, et seq.), the Federal Clean Water Act (33 U.S.C.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C.ss.651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Obligor or (ii) any facility which received Hazardous Materials generated by any Obligor.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equity Co-Investment” shall mean the acquisition by the Majority Equity Sponsor of 134,603 shares of Series A Preferred Stock of the Issuer for an aggregate cash purchase price of $8,000,000, on the terms and conditions previously disclosed to the Holders.

“Equity Documents” means this Agreement, the Amended Certificate, the Warrants, the Security Holders Agreement and all other documents, instruments and agreements executed or delivered in connection with the issuance of the Warrants and the Preferred Stock, as the same may be amended or otherwise modified from time to time.

“Equity Put Date” has the meaning specified therefor in Section 9.02(a)(3).

“Equity Put Invocation” has the meaning specified therefor in Section 9.02(a)(2).

“Equity Put Transaction” has the meaning specified therefor in Section 9.02(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business  (whether or not incorporated) that is treated as a single employer together with the Issuer under section 414 of the Internal Revenue Code.

“Event of Default” means any of the events set forth in Section 9.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Maturity Date” means July 31, 2010, or such earlier date on which any Note shall become due and payable in accordance with the terms of this Agreement and the other Note Documents.

“Financial Statements” has the meaning specified therefor in Section 6.01(k).

“Fiscal Year” means the fiscal year of the Issuer ending on December 31 of each year.

“Funding Documents” means, collectively, the Note Documents, the Equity Documents, and all other documents, instruments and agreements executed or delivered in connection with any of the foregoing as the same may be amended or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

“General Intangibles” means all of the Obligors’ now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts and Negotiable Collateral.

“Global Settlement” means the Issuer’s acquisition of certain rights to acquire the stock and/or assets of Penthouse Publications Limited, the Issuer’s engagement of Interactive Brand Development Inc. to provide certain licensing development services, and related transactions, for aggregate consideration of approximately $3,300,000, all on terms and conditions and pursuant to definitive documentation approved by the Required Holders.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” has the meaning specified therefor in Section 11.01.

“Guarantor” and “Guarantors” have the respective meanings specified for such terms in the preamble hereto, and also include any Persons becoming Guarantors after the date of this Agreement pursuant to Section 7.01(m) hereof.

“Guarantor Pledge and Security Agreement” means the Guarantor Pledge and Security Agreement, dated as of the date hereof, made by each Guarantor in favor of the Agent in respect of the outstanding Capital Stock and other investment property owned by such Guarantor, substantially in the form of Exhibit G hereto, as the same may be amended or otherwise modified from time to time.

“Guaranty” means the guaranty of each Guarantor party hereto contained in Article XI hereof.

“Hazardous Materials” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Highest Lawful Rate” means, with respect to the Agent or any Holder, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to the Agent or such Holder which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Holder” and “Holders” have the respective meanings specified therefor in the preamble hereto, and includes any assignee or transferee of any Securities.  For the avoidance of doubt, each tranche of the Securities is separately transferable, subject only to compliance with this Agreement, the Warrants and the Security Holders Agreement, as applicable.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 120 days after the date such payable was created, unless the amount of such payable outstanding for more than 120 days is the subject of a bona fide dispute, in which event it shall not be included in Indebtedness); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Agent and in accordance with accepted practice, of such Person under Permitted Hedging Agreements; (viii) all Contingent Obligations; (ix) Disqualified Stock; and (x) all obligations referred to in clauses (i) through (ix) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.  The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

“Indemnified Matters” has the meaning specified therefor in Section 12.15.

“Indemnitees” has the meaning specified therefor in Section 12.15.

“Indenture” means that certain Indenture dated as of October 5, 2004, among the Issuer, the Subsidiaries of the Issuer party thereto and the Trustee.

“Independent Accountants” means independent certified public accountants of recognized national standing chosen by the Obligors and reasonably satisfactory to the Holders.

“Intellectual Property” means all trademarks, trade names, service marks and trade dress, (and all goodwill appurtenant to the foregoing), copyrights, patents, trade secrets and rights of publicity, including as they pertain to works of authorship, brand names, product designs and layouts, content, images and graphics, audio/visual works, articles and other text, product packaging, business and product names, logos, graphical user interfaces, slogans, know-how, inventions (whether patentable or not), improvements, processes, formulae, models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), creative and development tools, all internet sites and domain names, all databases and data collections (including, but not limited to, customer and advertiser lists) and all rights therein, and all pending applications for and registrations, renewals, divisions, continuations, continuations-in-part and re-examinations and invention disclosures of or for any of the foregoing.

“Interest Rate or Currency Protection Agreement” of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

“Investments” by any Person means any direct or indirect:

(a)

loan, advance or other extension of credit or capital contribution (valued at the fair market value thereof as of the date of contribution or transfer) by means of transfers of cash or other property or services for the account or use of other Persons, or otherwise;

(b)

purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness);

(c)

guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed); and

(d)

all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

Notwithstanding the foregoing, the term “Investments” shall exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company or the affected Subsidiary, as applicable, unless the fair market value of such Investment exceeds $100,000, in which case the fair market value shall be determined conclusively in good faith by the Board of Directors of such Person as of the time such Investment is made or such other time as specified in this Agreement.

“Issuer” has the meaning specified therefor in the preamble hereto.

“Issuer Pledge and Security Agreement” means the Issuer Pledge and Security Agreement, dated as of the date hereof, made by the Issuer in favor of the Agent in respect of the outstanding Capital Stock and other investment property owned by the Issuer, substantially in the form of Exhibit F hereto, as the same may be amended or otherwise modified from time to time.

“Lease” means any lease of real property to which any Obligor or any of its Subsidiaries is a party as lessor or lessee.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“LSA” means the Loan and Security Agreement dated as of October 5, 2004, by and among the Issuer, the Guarantors named therein and the lenders named therein, providing for a revolving credit facility of up to $20,000,000 in aggregate principal amount, being refinanced with the proceeds of the Notes.

“Majority Equity Sponsor” means, collectively, PET Capital Partners LLC, PET Capital Partners II LLC, Absolute Return Europe Fund, NAFT Ventures I, LLC and their respective managers, principals and Affiliates.

“Material Adverse Effect” means a material adverse effect on any of (i) the operations, business, assets, properties, liabilities, condition (financial or otherwise) or prospects of any Obligor, (ii) the ability of any Obligor to perform any of its obligations under any Funding Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Funding Document, (iv) the rights and remedies of the Agent under any Note Document, (v) the validity, perfection or priority of a Lien in favor of the Agent on any of the Collateral, or (vi) the value of any material portion of the Collateral.

“Material Contracts” has the meaning specified therefor in Section 6.01(r).

“Measurement Period” means, for any Determination Date, the then most recently completed period of four full fiscal quarters ending on the last day of the last quarter for which reviewed financial statements have been delivered to the Holders, not more than 135 days prior to such Determination Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Negotiable Collateral” means all of Obligors’ now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Net Cash Proceeds” means, with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash or Cash Equivalents received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (ii) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (iii) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (iv) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements).

“New Subordinated Notes” means 13% Term Loan Notes due 2011, in an aggregate principal amount not to exceed $24,100,000, to be issued by the Issuer at the Closing, upon terms and conditions and pursuant to definitive documentation approved by the Required Holders, in exchange for Subordinated Notes held of record or beneficially owned by the Majority Equity Sponsor.

“Non-Participating Holder” has the meaning specified therefor in Section 9.02(c).

“Non-Voting Common Stock” has the meaning specified therefor in Section 6.01(e).

“Note Account” means an account maintained hereunder by the Agent on its books of account at the Payment Office and, with respect to the Issuer, in which the Issuer will be charged with all Obligations incurred by the Issuer.

“Note Document” means this Agreement, the Notes, the Security Documents and all other agreements, instruments, and other documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Note or any other Obligation.

“Noteholder” has the meaning specified therefor in Section 9.02(b).

“Notes” means the Issuer’s 11.0% Senior Secured Notes due 2010 in the initial aggregate principal amount of $33,000,000, each in substantially the form of Exhibit A, each made payable to the order of a Holder, evidencing the Indebtedness owing by the Issuer to such Holder and delivered to the Holder pursuant to Section 2.02, as such Notes may be amended, supplemented, restated, modified or extended from time to time in accordance with the terms hereof, and any promissory note or notes issued in exchange or replacement therefor.  The term “Note” shall include any Registered Note evidencing the Notes.

“Obligations” means all present and future indebtedness, obligations, and liabilities of the Obligors to the Agent and the Holders under the Note Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01.  Without limiting the generality of the foregoing, the Obligations of each Obligor under the Note Documents include (a) the obligation to pay principal, pre- and post-judgment interest (whether accruing prior to or after the commencement of any proceeding under the Bankruptcy Code or other laws relating to insolvency or providing relief to debtors), charges, expenses, fees, reasonable attorneys’, appraisers’, investment bankers’ and other professional fees, charges, commissions, and disbursements, including court costs, indemnities and other amounts payable by such Person under the Note Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Agent or any Holder (in its sole discretion) may without obligation elect to pay or advance on behalf of such Person.

“Obligor” means any of the Issuer and the Guarantors; “Obligors” means each of the Issuer and the Guarantors.

“Obligor Content or Actions” has the meaning specified therefor in Section 6.01(w)(8).

“Operating Lease Obligations” means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

“Other Subordinated Notes” has the meaning specified therefor in Section 5.01(m)(1).

“Other Taxes” has the meaning specified therefor in Section 2.06(a)(4).

“Outside Date” has the meaning specified therefor in Section 9.02(a)(3).

“Payment Agent” has the meaning specified therefor in Section 5.01(m).

“Payment Office” means the Agent’s office located at Corporate Trust Services, 225 Asylum Street, 23rd Floor, Hartford, CT  06103, or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Issuer.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Hedging Agreement” of any Obligor means any Hedging Agreement entered into with one or more financial institutions that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Permitted Indebtedness and in no event for purposes of speculation, which shall have a notional amount no greater than the payments due with respect to the Permitted Indebtedness being hedged thereby.

“Permitted Indebtedness” means:

(a)

any Indebtedness owing to the Agent or any Holder under this Agreement and the other Note Documents;

(b)

any Indebtedness existing on the Closing Date (after application of the proceeds of the issuance of the Securities) and listed on Schedule 6.01(aa) hereto, including the Indebtedness owing under the New Subordinated Notes;

(c)

Capitalized Lease Obligations, obligations in respect of sale-lease back transactions, purchase money obligations and unsecured Indebtedness under Credit Facilities on market terms as determined in good faith by the Board of Directors of the Issuer that, together with the amount of any Indebtedness listed on Schedule 6.01(aa) hereto (other than Indebtedness under the New Subordinated Notes), does not exceed $5,000,000 in aggregate amount at any time outstanding; and

(d)

obligations arising under Permitted Hedging Agreements.

“Permitted Investments” means (i) an Investment in the Issuer or a Wholly-Owned Subsidiary or a Person which will, upon the making of such Investment, become a Wholly-Owned Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Issuer or a Wholly-Owned Subsidiary; (ii) Cash Equivalents; (iii) guarantees of Indebtedness of a Wholly-Owned Subsidiary given by the Issuer or another Wholly-Owned Subsidiary and guarantees of Indebtedness of the Issuer given by any Subsidiary, in each case in accordance with the terms of this Agreement; (iv) Investments the consideration of which is Capital Stock of the Issuer that is not Disqualified Stock; (v) reasonable and customary payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (vi) stock, obligations or securities received (A) in satisfaction of judgments, (B) pursuant to any plan of reorganization or similar arrangement pursuant to a bankruptcy or insolvency in settlement of a claim or (C) in connection with the sale or disposition of a Person, assets or business; (vii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits; (viii) Permitted Hedging Agreements; (ix) loans or advances to officers or employees of the Issuer or any Subsidiary that do not exceed $250,000 per Person or $1,000,000 in the aggregate at any time outstanding; (x) Investments in any Person, provided that the aggregate amount of Investments made pursuant to this clause does not exceed $1,000,000; and (xi) accounts receivable in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which the Issuer has determined that collection is not likely).

“Permitted Liens” means:

(a)

Liens securing the Obligations;

(b)

Liens for taxes, assessments and governmental charges the payment of which is not required under
Section 7.01(b);

(c)

Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising (provided they are subordinate to the Agent’s Liens on Collateral) in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d)

Liens in favor of the holders of the New Subordinated Notes on the assets of the Obligors that are also subject to Liens in favor of the Agent on behalf of the Holders;

(e)

Liens existing on the Closing Date and described on Schedule 7.02(a);

(f)

(i) purchase money Liens on property or equipment acquired or held by the Issuer or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such property or equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such property or equipment or (ii) Liens existing on such property or equipment at the time of its acquisition; provided, however, that in either case (A) no such Lien shall extend to or cover any other property of the Issuer or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed $5,000,000 at any one time outstanding;

(g)

deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

(h)

[Reserved];

(i)

any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; or (2) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Issuer or any Subsidiary or the value of such property for the purpose of such business;

(j)

any Lien arising from judgments, decrees or attachments in circumstances not constituting an Event if Default;

(k)

any Lien in favor of the Issuer or any Wholly-Owned Subsidiary that is a Guarantor;

(l)

any Lien encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Subsidiary if and to the extent arising in the ordinary course of business, including rights of offset and set-off;

(m)

any Lien in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(n)

real property leases or subleases granted to third Persons not interfering with the ordinary course of business of the Issuer or its Subsidiaries; and

(o)

any Lien securing any extension, renewal, refinancing or replacement, in whole or in part, of any obligation or Indebtedness described in the foregoing clauses so long as no additional collateral is granted as security thereby and the amount of Indebtedness is not increased.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or since October 5, 2004 has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability.

“Post” means Post Advisory Group, LLC.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.0%.

“Preferred Stock” means the 117,778 shares of Series A Preferred Stock, having the rights, preferences and privileges set forth in the Amended Certificate, to be issued and sold to the Holders on the Closing Date for an aggregate purchase price equal to $7,000,000, pursuant to this Agreement.

“Preservation Notice” has the meaning specified therefor in Section 9.02(a)(1).

“Pro Rata Share” means, for any Holder, the percentage obtained by dividing the aggregate outstanding principal amount of such Holder’s Notes by the aggregate outstanding principal amount of all Notes.

“PTO” has the meaning specified therefor in Section 6.01(w)(2)(i).

“Register” has the meaning specified therefor in Section 12.07(c).

“Registered Intellectual Property” shall mean all United States, international and foreign:  (a) registered trademarks, trade names, service marks, applications to register trademarks, trade names and service marks, intent-to-use and use-based applications to register trademarks, trade names and service marks; (b) registered copyrights and applications for copyright registration; and (c) patents and patent applications (including provisional applications).

“Registered Note” has the meaning specified therefor in Section 12.07(c).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board of Governors or any successor, as the same may be amended or supplemented from time to time.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

“Remedial Action” means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

“Required Holders” means the Holders whose Pro Rata Shares aggregate at least 51%.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Securities” means the Notes, the Warrants, and the Preferred Stock.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Security Documents” means the Issuer Security and Pledge Agreement, the Guarantor Security and Pledge Agreement(s), the Copyright Security Assignment, the

Trademark Security Assignment, any Account Control Agreement(s), the Third Party Consents and all other documents, instruments and agreements executed or delivered in connection with the granting, attachment, perfection, priority, maintenance, or enforcement of the Agent’s Liens.

“Security Holders Agreement” means the Security Holders Agreement, by and among the Issuer, the Holders and the other security holders of the Issuer party thereto, to be entered into concurrently with this Agreement.

“Senior Debt” means all outstanding obligations, excluding Subordinated Obligations, under any Indebtedness of the Issuer or any Guarantor.

“Series A Preferred Stock” has the meaning specified therefor in Section 6.01(e).

“Significant Relationship” has the meaning specified therefor in Section 6.01(cc).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subordinated Notes” means the Issuer’s 13% Term Loan Notes due 2011 outstanding under the Indenture.

“Subordinated Obligation” means, with respect to any Obligor, any Indebtedness of such Obligor (including the New Subordinated Notes, and whether outstanding on the Closing Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes or a Guaranty of such Obligor, as the case may be, pursuant to a written agreement to that effect on terms satisfactory to the Holders, and which is either unsecured or secured by Liens that are subordinate or junior in priority to the Liens securing the Obligations, pursuant to a written agreement to that effect on terms satisfactory to the Holders.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership of limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

“Taxes” has the meaning specified therefor in Section 2.06(a).

“Third Party Consents” means (a) a duly executed and delivered landlord waiver relating to the property located at 6800 Broken Sound Parkway, Boca Raton, FL 33487 and (b) a duly executed and delivered landlord waiver relating to the property located at 2 Penn Plaza, New York, NY 10121, in each case in form and substance satisfactory to the Required Holders.

 “Trademark Security Assignment” means the Trademark Security Assignment, dated as of the date hereof, executed and delivered by the Obligors to the Agent, in substantially the form of Exhibit E hereto, as the same may be amended or otherwise modified from time to time.

“Transactions” means the transactions contemplated by the Funding Documents.

“Trustee” means Wilmington Trust Company (or any successor trustee under the Indenture).

“Uniform Commercial Code” has the meaning specified therefor in Section 1.03.

“Voting Common Stock” has the meaning specified therefor in Section 6.01(e).

“Warrants” mean warrants in substantially the form of Exhibit B hereto issued pursuant to this Agreement to purchase in the aggregate initially 141,444 shares of the Voting Common Stock of the Issuer.

“Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than any directors’ qualifying shares) is owned by the Issuer or one or more other Wholly Owned Subsidiaries of the Issuer.

Section 1.02

Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and (f) except as otherwise specifically provided, any reference to a statute or law shall mean that statute or law as enacted, amended and in effect from time to time.  References in this Agreement to “determination” by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations).

Section 1.03

Accounting and Other Terms.  Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements, subject to any “fresh-start” accounting adjustments consistent with GAAP.  All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code”) and which are not otherwise defined herein shall have the respective meanings herein set forth therein; provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Agent may otherwise determine.

Section 1.04

Time References.  Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to the Agent or any Holder, such period shall in any event consist of at least one full day.

Article II

THE SECURITIES

Section 2.01

Authorization of Securities.

On or before the Closing:

(a)

The Issuer will have duly authorized the issue and sale of, and each Guarantor will have duly authorized its Guaranty of, $33,000,000 aggregate principal amount of the Notes.  Each Note shall be dated as of the Closing Date, and otherwise appropriately completed.

(b)

The Issuer will have duly authorized the issue and sale of the Warrants and the shares of Voting Common Stock issuable upon exercise thereof.

(c)

The Issuer will have adopted and filed with the Delaware Secretary of State the Amended Certificate and will have duly authorized the issue and sale of the Preferred Stock and the shares of Voting Common Stock issuable upon conversion thereof.

Section 2.02

Sale and Purchase of Securities.

(a)

At the Closing provided for in Section 2.02(b), subject to the terms and conditions of this Agreement, the Issuer will issue and sell to the Holders indicated on Schedule 2.02, free and clear of any and all Liens, and each such Holder will purchase from the Issuer:

(1)

Notes in the principal amount specified opposite such Holder’s name on Schedule 2.02, at a purchase price specified for such Notes opposite such Holder’s name on Schedule 2.02,

(2)

Warrants to purchase shares of Voting Common Stock in the number specified opposite such Holder’s name on Schedule 2.02, at a purchase price specified for such Warrants opposite such Holder’s name on Schedule 2.02, and

(3)

shares of Preferred Stock in the number specified opposite such Holder’s name on Schedule 2.02, at a purchase price specified for such shares opposite such Holder’s name on Schedule 2.02.

(b)

The sale and purchase of the Securities shall occur at the offices of Irell & Manella, LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California, at 12:00 p.m., pacific time, at a closing (the “Closing”) on August 17, 2005 or at such time or on such other Business Day thereafter as may be agreed upon by the Issuer and the Holders.  At the Closing, the Issuer will deliver to the Holders the Securities to be purchased by the Holders in the form of one or more Notes in denominations of at least $100,000, one or more Warrants and one or more certificates evidencing Preferred Stock, each dated the date of the Closing and registered in the name of the applicable Holder (or in the name of such Holder’s nominee), against delivery by the Holders to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer to an account specified by the Issuer in writing at least three days before Closing.  If at the Closing, the Issuer shall fail to tender any Security to any Holder as provided above in this Section 2.02, or any of the conditions specified in Section 5.01 shall not have been fulfilled to such Holder’s satisfaction, such Holder shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Holder may have by reason of such failure or such nonfulfillment.

Section 2.03

Repayment of Notes; Evidence of Indebtedness.

(a)

The outstanding principal of all Notes, and all accrued and unpaid interest and other Obligations outstanding in respect thereof, shall be due and payable on the Final Maturity Date.

(b)

The Agent shall maintain accounts in which it shall record (i) the amount of each Note made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Issuer to each Holder hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Holders and each Holder’s share thereof.

(c)

The entries made in the accounts maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Issuer to repay the Notes and all other Obligations in accordance with the terms of this Agreement.

Section 2.04

Interest.

(a)

Notes.  Each Note shall bear interest on the principal amount thereof from time to time outstanding, from the Closing Date until such principal amount is paid, at a rate per annum equal to 11.0%.

(b)

Default Interest.  To the extent permitted by law, upon the occurrence and during the continuance of a Default or an Event of Default, the principal of, and all accrued and unpaid interest on, all Notes, fees, indemnities or any other Obligations of the Obligors under this Agreement and the other Note Documents, shall bear interest, from the date such Default or Event of Default occurred until the date such Default or Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(c)

Interest Payment.  Interest on each Note shall be payable in immediately available and freely transferable funds semiannually in arrears, on each July 31 and January 31, commencing on January 31, 2006, and at maturity (whether at the Final Maturity Date, upon demand, by acceleration or otherwise).  Interest at the Post-Default Rate shall be payable on demand.  Each Obligor hereby authorizes the Agent to, and the Agent may, from time to time, charge the Note Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.

(d)

General.  All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

Section 2.05

Optional Redemption.

On or after the second anniversary of the Closing Date, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 days’ notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below plus accrued and unpaid interest, on the Notes redeemed, to the applicable redemption date (expressed as an anniversary of the Closing Date):

On or Before	Percentage
Second Anniversary	Non-Callable
Third Anniversary	103.0%
Fourth Anniversary	101.5%
Thereafter	100%

Section 2.06

Taxes.

(a)

All payments made by any Obligor hereunder or under any other Funding Document shall be made without set-off, counterclaim, deduction or other defense.  All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or additional amounts, excluding taxes on the net income of any Holder or the Agent imposed by the jurisdiction in which such Holder or the Agent is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person’s principal office is located or any political subdivision thereof or taxing authority thereof (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions, conditions, interest, penalties and additional amounts being hereinafter collectively referred to as “Taxes”).  If any Obligor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Funding Document,

(1)

the amount so payable shall be increased so that after making all required deductions and withholdings (including Taxes on amounts payable pursuant to this sentence) the Holders or the Agent, as the case may be, receive an amount equal to the sum they would have received had no such deduction or withholding been made,

(2)

such Obligor shall make such deduction or withholding,

(3)

such Obligor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

(4)

as promptly as possible thereafter, such Obligor shall send the Holders and the Agent an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Holders or the Agent, as the case may be) evidencing payment of the amount or amounts so deducted or withheld.  In addition, each Obligor agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this

Agreement or any other Note Document other than the foregoing excluded taxes (hereinafter referred to as “Other Taxes”).

(b)

The Obligors hereby jointly and severally indemnify and agree to hold the Holders and the Agent harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.06) paid by any Holder or the Agent and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  Such indemnification shall be paid within 10 days from the date on which any such Holder or the Agent makes written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Taxes or Other Taxes.

(c)

If any Obligor fails to perform any of its obligations under this Section 2.06, the Obligors shall indemnify the Holders and the Agent for any taxes, interest or penalties that may become payable as a result of any such failure.  The obligations of the Obligors under this Section 2.06 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(d)

All Federal, state and local Tax returns and other Tax reports filed or made by or on behalf of the Issuer and the Obligors shall report original issue discount on the Notes consistent with the original issue discount specified on the face of the Notes.

Article III

SECURITY AND ADMINISTRATIVE PRIORITY

Section 3.01

Collateral; Grant of Lien and Security Interest.  As more fully set forth in the Security Documents, as security for the full and timely payment and performance of all of the Obligations, each Obligor hereby assigns, pledges and grants to the Agent, for the benefit of the Holders, a continuing first-priority security interest in and to and Lien (“Agent’s Liens”) on all right, title and interests in all property or assets of such Obligor, of every kind or nature whatsoever, wherever located, howsoever evidenced, whether contingent or absolute, real or personal, now existing or hereafter acquired, arising or created, including without limitation all Accounts, inventory, goods, contract rights, instruments, documents, chattel paper, general intangibles, payment intangibles, letters of credit, letter-of-credit rights, supporting obligations, machinery and equipment, real property, fixtures, leases, 100% of the Capital Stock in any Subsidiary, money, investment property, deposit accounts, all commercial tort claims and all causes of action arising under the Bankruptcy Code or otherwise, and all cash and non-cash proceeds, rents, products and profits of any of the foregoing (all property of the Obligors subject to the security interest referred to in this Section 3.01 being hereafter collectively referred to as the “Collateral”); provided, however, that only for so long as there remains a Permitted Lien on the Aircraft Interest, neither the Capital Stock nor any of the property of PMGI Holdings Inc. shall be Collateral.  Effective upon termination of all Permitted Liens on the Aircraft Interest, the Capital Stock and property of PMGI Holdings Inc. shall immediately, and without further action, be deemed Collateral hereunder and under the other Note Documents.

Section 3.02

Negotiable Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, the Obligor promptly shall endorse and deliver physical possession of such Negotiable Collateral to the Agent.

Section 3.03

Collection of Accounts, General Intangibles, and Negotiable Collateral.  At any time after the occurrence and during the continuance of an Event of Default, the Agent or the Agent’s designee may (a) notify customers or Account Debtors of each Obligor that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to the Agent or that the Agent for the benefit of the Holders has a security interest therein and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Note Account.

Section 3.04

Delivery of Additional Documentation Required.  At any time upon the request of the Agent, each Obligor shall execute and deliver to the Agent all financing statements, collateral assignments, continuation financing statements, fixture filings, security agreements, pledges, assignments, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that the Agent reasonably may request, in form satisfactory to the Agent, to perfect and continue perfected the Agent’s Liens on the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Note Documents.

Section 3.05

Power of Attorney.  Each Obligor hereby irrevocably makes, constitutes, and appoints the Agent (and any of the Agent’s officers, employees, or agents designated by the Agent) as such Obligor’s true and lawful attorney, with power to (a) if such Obligor refuses to, or fails timely to execute and deliver any of the documents described in Section 3.04, sign the name of such Obligor on any of the documents described in Section 3.04, (b) at any time that an Event of Default has occurred and is continuing, sign such Obligor’s name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Obligor’s name on any collection item that may come into the Holders’ possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of such Obligor’s mail to an address designated by the Agent, to receive and open all mail addressed to such Obligor, and to retain all mail relating to the Collateral and forward all other mail to such Obligor, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Obligor’s policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that the Agent determines to be reasonable, and the Agent may cause to be executed and delivered any documents and releases that the Agent determines to be necessary.  The appointment of the Agent as such Obligor’s attorney, and each and every one of the Agent’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Holders’ obligations to extend credit hereunder is terminated.

Section 3.06

Rights and Remedies Cumulative.  All of the rights and remedies with respect to the Collateral described in this Article III are cumulative with, in addition to, and do not limit or in any way impair, the rights and remedies of the Agent and the Holders set forth elsewhere in this Agreement, in the other Funding Documents, arising under applicable law, or otherwise available to the Agent and the Holders.

Article IV

FEES, PAYMENTS AND OTHER COMPENSATION

Section 4.01

Payments; Computations.

The Issuer will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, and freely transferable to the Agent’s Account.  All payments received by the Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Note Account on the next succeeding Business Day.  All payments shall be made by the Issuer without set-off, counterclaim, deduction or other defense to the Agent and the Holders.  Except as provided in Section 4.02(b), after receipt, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Holders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Holder to such Holder, in each case to be applied in accordance with the terms of this Agreement, provided that the Agent will cause to be distributed all interest and fees received from or for the account of the Issuer not less than once each month and in any event not more than ten Business Days after receipt thereof.  The Holders and the Issuer hereby authorize the Agent to, and the Agent may, from time to time, charge the Note Account of the Issuer with any amount due and payable by the Issuer under any Note Document.  Each of the Holders and the Issuer agrees that the Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing.  Any amount charged to the Note Account of the Issuer shall be deemed an Obligation under this Agreement and shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Notes.  The Holders and the Issuer confirm that any charges which the Agent may so make to the Note Account of the Issuer as herein provided will be made as an accommodation to the Issuer and solely at the Agent’s discretion.  Whenever any payment to be made under any such Note Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.  All computations of fees shall be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable.  Each determination by the Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

Section 4.02

Apportionment of Payments.

(a)

All payments of principal and interest in respect of outstanding Notes and all payments of fees and all other payments in respect of any other Obligations, shall be allocated by the Agent among such of the Holders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Notes, as designated by the Person making payment when the payment is made.

(b)

After the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Required Holders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agent until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees and indemnities then due to the Holders until paid in full; (iii) third, ratably to pay interest due in respect of the Notes and Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Notes and Agent Advances (or, to the extent such Obligations are contingent, to provide cash collateral in respect of such Obligations) until paid in full and (v) fifth, to the ratable payment of all other Obligations then due and payable.

(c)

In the event of a direct conflict between the priority provisions of this Section 4.02 and other provisions contained in any other Note Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.02 shall control and govern.

Article V

CONDITIONS TO PURCHASE AND SALE OF SECURITIES

Section 5.01

Conditions Precedent to Holders; Obligations to Purchase Securities on the Closing Date.  The obligation of the Holders to purchase the Securities on the Closing Date is subject to the fulfillment, in a manner satisfactory to the Holders, of each of the following conditions precedent:

(a)

Equity Co-Investment.  The Equity Co-Investment shall have been consummated and, to the extent any Person has preemptive rights with respect to the Equity Co-Investment that have not been expressly waived in writing by such Person, whether created by statute, the Issuer’s organizational documents or any agreement to which the Issuer was or is a party or is bound, (i) the Issuer shall have delivered to such Person notice of such preemptive rights, in a form satisfactory to the Required Holders, (ii) such Person shall not have exercised such preemptive rights, (iii) applicable time periods for exercise of such preemptive rights shall have lapsed and (iv) all other conditions shall have been satisfied necessary to extinguish such preemptive rights.

(b)

Payment of Fees, Etc.  The Issuer shall have paid on or before the Closing Date all fees, costs, expenses and taxes and all other amounts then payable under this Agreement or any of the Funding Documents; provided that the maximum amount the Issuer shall be required to pay for the Holders’ costs and expenses incurred through the Closing Date in connection with the Commitment Letter, the Holders’ due diligence, the negotiation, execution and delivery of this Agreement and the other Funding Documents and the consummation of the Transactions is $400,000.

(c)

Due Diligence; Representations and Warranties; No Event of Default; No Material Adverse Effect.  The Holders will be satisfied, in their sole discretion, with the results of their due diligence review of the Obligor’s Intellectual Property.  The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Funding Document, certificate or other writing delivered to the Agent or any Holder pursuant hereto or thereto on or prior to the Closing Date are true and correct on and as of the Closing Date as though made on and as of such date, (ii) no Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement or the other Funding Documents becoming effective in accordance with its or their respective terms, (iii) since December 31, 2004, there shall have been no change in the financial condition, operations, business, assets, liabilities or prospects of the Obligors, taken as a whole, except losses set forth in the Financial Statements and changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and (iv) there shall be no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other Funding Documents, other than changes in the economy or the law generally affecting the Obligors’ industry.

(d)

Legality.  The purchase of Notes by the Holders shall (i) be permitted by the laws and regulations of each jurisdiction to which each such Holder is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X) and (iii) not subject any Holder to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by any Holder, such Holder shall have received an officer’s certificate certifying as to such matters of fact as such Holder may reasonably specify to enable such Holder to determine whether such purchase is so permitted.  The Issuer shall have obtained all necessary permits and qualifications, or have the availability of exemptions therefrom, required under any state or federal securities laws for the offer and sale of the Securities and, with respect to the Warrants and the Preferred Stock, the Voting Common Stock issuable upon exercise or conversion thereof.

(e)

Delivery of Documents to the Holders.  Each Holder shall have received on or before the Closing Date the following, each in form and substance satisfactory to such Holder and, unless indicated otherwise, dated the Closing Date:

(1)

this Agreement, duly executed by each of the Obligors;

(2)

a Note payable to the order of such Holder, duly executed by the Issuer;

(3)

the Warrant or Warrants issuable to such Holder hereunder, in each case duly executed by the Issuer,

(4)

a certificate or certificates evidencing the shares of Preferred Stock issuable to such Holder hereunder, in each case duly executed by the Issuer; and

(5)

the Security Holders Agreement, duly executed by the Issuer and each of the other security holders of the Issuer party thereto.

(f)

Delivery of Documents to the Agent.  The Agent shall have received on or before the Closing Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Closing Date:

(1)

this Agreement, duly executed by each of the Obligors;

(2)

the Issuer Pledge and Security Agreement, duly executed by the Issuer, in favor of the Agent, together with (A) such original stock certificates or other certificated securities or instruments representing all of the Capital Stock pledged to the Holders pursuant thereto, (B) undated stock powers effectively endorsed in blank, (C) such original promissory notes or other instruments evidencing all Indebtedness pledged to the Holders pursuant thereto and (D) an undated “allonge” or other transfer instrument for each such promissory note or instrument effectively endorsed in blank;

(3)

the Guarantor Pledge and Security Agreement, duly executed by each Guarantor, in favor of the Holders, together with (A) such original stock certificates or other certificated securities or instruments representing all of the Capital Stock pledged to the Holders pursuant thereto, (B) undated stock powers effectively endorsed in blank, (C) such original promissory notes or other instruments evidencing all Indebtedness pledged to the Holders pursuant thereto and (D) an undated “allonge” or other transfer instrument for each such promissory note or instrument effectively endorsed in blank;

(4)

the Copyright Security Assignment;

(5)

the Trademark Security Assignment;

(6)

the Third Party Consents;

(7)

(A) appropriate financing statements on Form UCC-1, duly executed by each Obligor and duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by this Agreement; and (B) results of searches for any effective financing statements which name as debtor the Issuer or any other Obligor and which are filed in the offices referred to in the preceding clause (A), together with copies of such financing statements, none of which, except for Permitted Liens or as otherwise agreed in writing by the Agent, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except for Permitted Liens or as otherwise agreed to in writing by the Holder, shall not show any such Liens;

(8)

a copy of the resolutions of each Obligor, certified as of the Closing Date by an officer thereof, authorizing (A) the issuance and sale of the Securities, the granting of security interests and the consummation of other transactions contemplated by the Funding Documents to which such Obligor is or will be a party, (B) the execution, delivery and performance by such Obligor of each Note Document to which such Obligor is or will be a party and the execution and delivery of the other documents to be delivered by such Obligor in connection herewith and therewith, and (C) an Authorized Officer to provide all notices under this Agreement and the other Funding Documents;

(9)

a certificate of an officer of each Obligor, certifying the names and true signatures of the representatives of such Obligor authorized to sign each Note Document to which such Obligor is or will be a party and the other documents to be executed and delivered by such Obligor in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

(10)

a certificate of an officer of each Obligor, certifying as to the matters set forth in subsection (c) of this Section 5.01;

(11)

evidence of the insurance coverage required by Section 7.01(g) and such other insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request, in each case, where requested by the Agent, with such endorsements as to the named insureds or loss payees thereunder as the Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice to the Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Agent may request;

(12)

for each Obligor organized inside the United States, a copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of such Obligor certified as of a date not more than 90 days prior to the Closing Date by an appropriate official of the state of organization of such Obligor which shall set forth the same complete name of such Obligor as is set forth herein and the organizational number of such Obligor, if an organizational number is issued in such jurisdiction;

(13)

a certificate of an officer of each Obligor organized in the United States attaching a true and correct copy of the by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of such Obligor, together with all amendments thereto;

(14)

a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of each Obligor certifying as to the subsistence in good standing of such Obligor in such states, which certificates shall be dated as of a date not more than 30 days prior to the Closing Date;

(15)

a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of such Obligor certifying as to the payment of taxes by such Obligor in such states;

(16)

for each Obligor organized outside of the United States, a copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of such Obligor certified as of a date not more than 90 days prior to the Closing Date by an appropriate official of the jurisdiction of organization of such Obligor (or, in the case of Penthouse Clubs International Establishment, certified as true and correct by an officer thereof) which shall set forth the same complete name of such Obligor as is set forth herein and the organizational number of such Obligor, if an organized number is issued in such jurisdiction;

(17)

a certificate of an officer of each Obligor organized outside the United States attaching a copy of the by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of such Obligor, together with all amendments thereto;

(18)

one or more opinions of counsel to the Obligors as to such matters as the Holders may reasonably request, including all matters customarily addressed in opinions of counsel for transactions of the kinds contemplated by the Funding Documents, each in form and substance satisfactory to the Holders and their counsel;

(19)

a payoff letter and other evidence, satisfactory to the Agent, of the termination of the LSA and the release of all Liens thereunder other than Liens assigned to the Agent hereunder;

(20)

a duly executed and delivered amendment to the Management Agreement, satisfactory to the Agent in form and substance, providing that bonuses payable thereunder will neither be earned nor paid during the continuance of a Default or Event of Default; and

(21)

such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as the Agent may reasonably request.

With respect to items (12), (13), (16) and (17), Agent shall accept copies of such documents delivered by the Obligors in connection with the LSA, together with a certificate of an Authorized Officer of the Issuer stating that such copies are true and complete copies of such documents as of the Closing Date, provided, however, if there have been any changes in such documents, each affected Obligor shall deliver such changed documents certified by an Authorized Officer of Issuer as of the Closing Date.

(g)

Priority.  The Agent shall be satisfied that it has been granted, and holds, for the benefit of the Holders, a perfected, first priority Lien on, and security interest in, all of the Collateral.

(h)

Global Settlement.  The definitive documents for the Global Settlement shall have been executed and shall be in full force and effect.

(i)

Approvals.  All consents, authorizations and approvals of, and filings and registrations with, and all other actions (including, without limitation, obtaining and maintaining all licenses and permits) in respect of, any Governmental Authority or other Person required in connection with the purchase of the Securities or the conduct of the Obligors’ business shall have been obtained and shall be in full force and effect.  Without limiting the foregoing, no pending claim, investigation or litigation shall exist with respect to any Obligor, or the transactions contemplated hereby.

(j)

No Changes in Corporate Structure.  None of the Obligors shall have changed its jurisdiction of incorporation or organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent Financial Statements.

(k)

Proceedings; Receipt of Documents.  All proceedings in connection with the purchase of the Securities and the other transactions contemplated by this Agreement and the other Funding Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Agent or such counsel may reasonably request.

(l)

Exchange of Majority Equity Sponsor Subordinated Notes.  The Subordinated Notes held of record or beneficially owned by the Majority Equity Sponsor shall have been exchanged for New Subordinated Notes, and the Subordinated Notes held of record or beneficially owned by the Majority Equity Sponsor shall have been surrendered for cancellation to the Trustee.

(m)

Satisfaction and Discharge of Subordinated Notes.  Arrangements, satisfactory in form and substance to the Holders, shall have been made with the Company, the Trustee and the payment agent under the Company’s bankruptcy plan of reorganization (the “Payment Agent”), providing for the following:

(1)

On the Closing Date, the Issuer will have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in cash sufficient to pay and discharge all of the indebtedness under the Subordinated Notes held by holders other than the Majority Equity Sponsor (the “Other Subordinated Notes”), for principal and interest to the redemption date, including, without limitation, the payment of fees and expenses of the Trustee, its agents and counsel;

(2)

On the Closing Date, the Issuer shall have made the other payments and delivered the other documents specified in subparts (2) and (3) of Section 401 of the Indenture;

(3)

On the Closing Date, the Trustee shall have delivered a written acknowledgement of the satisfaction and discharge of the Indenture, pursuant to Section 401 thereof;

(4)

On the Closing Date, notice of redemption of the Other Subordinated Notes shall be distributed by the Issuer in the manner specified in Section 1105 of the Indenture, which notice shall indicate a redemption date that is 30 days following the Closing Date;

(5)

Promptly after the Closing, the Trustee shall pay to the Payment Agent that portion of the funds deposited by the Issuer necessary to satisfy all claims for Other Subordinated Notes that have not been issued as of the Closing Date and any balance will be remitted to the Issuer;

(6)

On the redemption date for the Other Subordinated Notes, the Trustee shall pay the Redemption Price (as defined in the Indenture) of, and accrued interest on, all Other Subordinated Notes that had been issued as of the Closing Date.

Article VI

REPRESENTATIONS AND WARRANTIES

Section 6.01

Representations and Warranties of the Obligors.  Each Obligor hereby represents and warrants to the Agent and the Holders as follows:

(a)

Organization, Good Standing, Etc.  Each Obligor (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Issuer, to make the borrowings hereunder, and to execute and deliver each Funding Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)

Authorization, Etc.  The execution, delivery and performance by each Obligor of each Funding Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, any contractual restriction binding on or otherwise affecting it or any of its properties, or any order or decree of any court or Governmental Authority, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Funding Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(c)

Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Obligor of any Funding Document to which it is or will be a party.

(d)

Execution and Binding Effect.  Each of the Funding Documents when delivered hereunder is or will be duly and validly executed and delivered by each of the Obligors which is a party thereto and constitutes legal, valid and binding obligations of each of the Obligors which is a party thereto, enforceable in accordance with the terms hereof or thereof, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(e)

Capitalization.  Prior to the filing of the Amended Certificate, the authorized Capital Stock of the Issuer consists solely of 200,000,000 shares of common stock, par value $0.01 per share, of which 100,000,000 shares are designated voting common stock (“Voting Common Stock”) and 100,000,000 shares are designated non-voting Class B common stock (“Non-Voting Common Stock”), and 1,000,000 shares of preferred stock, par value $0.01 per share, of which 500,000 shares are designated Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”).  The following shares are issued and outstanding as of the date hereof and as of the Closing:  692,033 shares of Voting Common Stock, 367,965 shares of Non-Voting Common Stock and 134,603 shares of Series A Preferred Stock (representing all of the shares of Series A Preferred Stock issued in the Equity Co-Investment).  The Issuer received aggregate cash proceeds of $8,000,000 for the shares of Series A Preferred Stock issued in the Equity Co-Investment and the uses of such proceeds are set forth on Schedule 6.01(e).  All of the shares of Capital Stock of the Issuer were and are duly authorized, validly issued, fully paid and non-assessable and not subject to, or were issued in compliance with, any preemptive rights created by statute, the Issuer’s organizational documents or any agreement to which the Issuer was or is a party or is bound.  Schedule 6.01(e) lists all record holders of Capital Stock of the Issuer as of the date hereof, including the number of shares of such Capital Stock owned by each such holder.  Except as set forth on Schedule 6.01(e) (which schedule shall include, among other things, a list of holders of the securities, including options, described in this paragraph by name, number of securities held, exercise price and vesting schedule, if any) and except as otherwise contemplated by this Agreement and the other Funding Documents: (i) there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Issuer is a party relating to the issued or unissued Capital Stock of the Issuer, or obligating the Issuer to grant, issue or sell any shares of the Capital Stock of the Issuer, by sale, lease, license or otherwise; (ii) there are no obligations, contingent or otherwise, of the Issuer to (x) repurchase, redeem or otherwise acquire any shares of the Capital Stock of the Issuer or (y) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee (other than endorsements of clearing checks made in the ordinary course of business) with respect to the obligations of, any other Person; (iii) there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues, earnings or other similar performance criteria, as a whole, or calculated in accordance therewith, of the Issuer; and (iv) there are no voting trusts, proxies or other agreements or understandings to which the Issuer is a party or by which the Issuer is bound with respect to the voting of any shares of the Capital Stock of the Issuer.  All shares of Capital Stock of the Issuer previously issued, and all options, warrants and other rights to acquire Capital Stock of, and all other securities of, the Issuer previously issued, were issued in compliance with or pursuant to valid exemptions from the registration requirements of federal securities laws and all applicable state securities or “blue sky” laws.

(f)

Validity of Shares; Private Offering.  Upon the issuance and delivery to the Holders of the Warrants and the certificates representing Preferred Stock pursuant to this Agreement and the exercise or conversion of any Warrants or shares of Preferred Stock into Voting Common Stock and the delivery of the certificates representing such Voting Common Stock to the Holders, such Warrants, Preferred Stock or Voting Common Stock, as applicable, will have been duly authorized and validly issued and will be fully paid and non-assessable and free and clear of all Liens and will not be subject to, or will have been issued in compliance with, any preemptive rights created by statute, the Issuer’s organizational documents or any agreement to which the Issuer was or is a party or bound.  Assuming the truth and correctness of the representations and warranties of the Holders set forth in Section 6.02 hereof, the Securities will have been issued in compliance with or pursuant to valid exemptions from the registration requirements of federal securities laws and all applicable state securities or “blue sky” laws.

(g)

Subsidiaries.  Schedule 6.0l(g) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of all Subsidiaries of the Issuer.  All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.  Except as indicated on such schedule, all such Capital Stock is owned by the Issuer or one or more of its Wholly-Owned Subsidiaries, free and clear of all Liens.  Except as indicated on Schedule 6.01(g), there are no outstanding debt or equity securities of the Issuer or any of its Subsidiaries, and no outstanding obligations of the Issuer or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Issuer or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Issuer.

(h)

Litigation.  Except as set forth in Schedule 6.01(h), there is no pending or, to the best knowledge of any Obligor, threatened action, suit or proceeding involving any Obligor before any court or other Governmental Authority or any arbitrator.

(i)

Compliance with Law, Etc.  No Obligor is in violation of its organizational documents, any material law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing.

(j)

Compliance with ERISA; Labor Matters.

(1)

The Issuer and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Issuer nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Issuer or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Issuer or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Internal Revenue Code, other than such liabilities or Liens as would not be material individually or in the aggregate.

(2)

The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(3)

The Issuer and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material.

(4)

The expected post-retirement benefit obligation (determined as of the last day of the Issuer’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Internal Revenue Code) of the Issuer and its Subsidiaries is not material.

(5)

The execution and delivery of this Agreement and the issuance and sale of the Securities hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)(D) of the Internal Revenue Code.

(6)

Each Obligor is not presently and since October 5, 2004 has not been a party to, or bound by, any collective bargaining agreement or union contract with respect to employees.  There are no pending or, to the knowledge of the Obligors, threatened representation questions respecting any employees.  The Obligors are neither involved in nor, to the knowledge of the Obligors, threatened with, any labor dispute, arbitration or lawsuit that is material in nature and relates to labor and employment matters involving employees.  There are no pending or, to the knowledge of the Obligors, threatened labor organizing activities, whether within or without the United States.

(7)

The Obligors are in compliance in all material respects with all material applicable international, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, wages, hours and withholding, including, without limitation, the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, and payment of all required amounts (including, without limitation, income and employment taxes).

(8)

The Obligors do not have any material liability (and to the knowledge of the Obligors, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any material liability) arising out of any discrimination against or harassment of employees or prospective employees based on race, sex, religion, ethnicity, sexual preference or handicap or other physical or mental impairment or disability.

(k)

Reports; Financial Statements; Books of Account.  Attached as part of Schedule 6.01(k) are true and correct copies of the (i) audited balance sheets of the Issuer as of the fiscal years ended December 31, 2003 and December 31, 2004 and audited statements of income, cash flows and changes in shareholders’ equity for each of the twelve month periods then ended, (ii) unaudited balance sheets of the Issuer as of June 30, 2005, and unaudited statements of income, cash flows and changes in shareholders’ equity for the six-month period then ended, (iii) unaudited balance sheets of the Issuer as of the last day of January, February, March, April, May and June 2005, and unaudited statements of income, cash flows and changes in shareholders’ equity for the respective one-month periods then ended, (iv) unaudited “flash reports” of the Issuer (in the form described in Section 7.01(a)(3)) as of the last day of January, February, March, April, May and June 2005 (all such financial statements in the foregoing clauses (i) through (iv) inclusive being referred to herein collectively as the “Financial Statements”), and (v) an estimated balance sheet of the Issuer as of the Closing Date, including a calculation of working capital, pro forma for the consummation of the transactions contemplated by this Agreement and the other Funding Documents.  Each such balance sheet presents fairly the financial condition, assets and liabilities, and shareholders’ equity of the Issuer as of its date; each such statement of income presents fairly the results of operations of the Issuer for the period indicated; and each such statement of cash flows and changes in shareholders’ equity presents fairly the information purported to be shown therein.  Except as set forth on Schedule 6.01(k) and, with respect to unaudited interim statements, except for the absence of notes to the interim statements and subject to normal, recurring year-end adjustments consistent with past practice (which will not be material in the aggregate), the Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and are in accordance with the books and records of the Issuer.  Except as set forth on Schedule 6.01(k), the books, records and accounts of the Issuer accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Issuer.  The Issuer maintains a system of internal accounting control sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) access to assets, properties, books, records and accounts is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Notwithstanding any provision of this Agreement to the contrary, the Obligors make no representation or warranty with respect to the Financial Statements and the other matters set forth in this Section 6.01(k) with respect to the period prior to October 5, 2004.

(l)

Absence of Certain Changes or Events.

Except as disclosed in the Financial Statements or in Schedule 6.01(l), (i) since December 31, 2004, the Company has conducted its business only in the ordinary course and in a manner substantially consistent with past practice and (ii) since December 31, 2004, there has not been:

(1)

any material damage, destruction or loss (not covered by insurance) with respect to any material asset of any Obligor;

(2)

any change by any Obligor in its accounting methods, principles or practices, or any changes in depreciation or amortization policies or rates adopted by it;

(3)

(i) any declaration, setting aside or payment of any dividends or other distribution (whether in cash, stock or property) in respect of the Capital Stock of the Issuer, (ii) any direct or indirect redemption, purchase, retirement or other acquisition by the Issuer of any Capital Stock of the Issuer or any securities convertible into, exchangeable for or conferring the right to purchase Capital Stock of the Issuer (or any agreement, arrangement or other understanding to do the same), or (iii) any issuance, pledge or sale of any Capital Stock of the Issuer, or any other securities convertible into or exchangeable for or conferring the right to purchase capital stock of the Issuer (or any agreement, arrangement or other understanding to do the same);

(4)

any amendment, alteration or modification in the terms of any currently outstanding options, warrants or other rights to purchase any Capital Stock or equity interest in the Issuer or any other securities convertible into or exchangeable for such Capital Stock or equity interest, including without limitation a reduction in the exercise or conversion price of any such rights or securities;

(5)

(i) any increase in the benefits under, or the establishment, termination, modification or amendment of, or any commitment to establish, terminate, modify or amend, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to (x) directors or officers of the Obligors or (y) other employees of the Obligors, or (ii) any employment, consulting or indemnification agreement, contract or arrangement (other than the hiring or dismissal of consultants or at will employees in the ordinary course of business consistent with past practice);

(6)

any termination or failure to renew, or any threat (that was not subsequently withdrawn) to terminate or fail to renew, any Material Contract;

(7)

any merger with or into or consolidation with any other person, or any subdivision, combination or, in any way, reclassification of any shares of Capital Stock of the Issuer or any modification or amendment, or agreement to modify or amend, in any manner the rights to the Issuer’s outstanding capital stock or the character of its business;

(8)

any material change to any of the business, operations or policies of the Obligors, including, without limitation, advertising, investment, marketing, pricing, purchasing, production, personnel, sales, returns, budget or other product acquisition policies;

(9)

any loan or advance by any Obligor to any of its stockholders, officers, directors, consultants or employees or other representatives (except for travel and entertainment and moving expense advances made to employees in the ordinary course of business consistent with past practice (in amount and kind);

(10)

except for inventory, equipment or Intellectual Property in the ordinary course of business, any sale, abandonment, transfer, lease, license or any other disposition of any properties or assets of any Obligor or acquisition of any capital stock or business of any other person (or any reaching of an agreement, arrangement or understanding to do the same);

(11)

(i) any incurrence of Indebtedness or assumption, guarantee or other responsibility for the debts of any other Person (other than check-clearing endorsements made in the ordinary course of business), (ii) any loans, advances or capital contributions to or investments in any other Person (other than advances against commissions and advances of expenses to sales personnel in the normal course of business), or (iii) any grant of any security interest or creation or modification of any Liens on any of its properties or assets, other than Permitted Liens;

(12)

any modification, amendment, termination, transfer or waiver of any material right under any contract or other agreement of the type required to be set forth on any schedule hereto, or any agreement, arrangement or other understanding to do any of the foregoing, or any permitted lapse of any rights to the use of any Intellectual Property or any sale, assignment, license, transfer or other disposition of any rights thereto, in each case except in the ordinary course of business consistent with past practice;

(13)

any payment by any Obligor of bonuses or severance pay or any other obligation arising as a result of termination of employment; or

(14)

any agreement, arrangement or other understanding to do, cause or suffer any of the foregoing.

(m)

Taxes, Etc.  Except as set forth on Schedule 6.01(m) hereto, all Federal, state and local Tax returns and other reports required by applicable law to be filed by any Obligor have been filed, or extensions have been obtained, and all Taxes, assessments and other governmental charges imposed upon any Obligor or any property of any Obligor and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

(n)

Regulations T, U and X.  No Obligor is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any of the Securities will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(o)

Nature of Business.  No Obligor is, or will be, engaged in any business other than the adult entertainment business, which business includes, without limitation, (a) publishing, (b) motion pictures, video, internet, mobile, satellite and cable television, audiotext and similar technologies, (c) live, location-based entertainment clubs, (d) consumer products and services, (e) casino gaming and sports wagering, whether through the internet or otherwise, (f) the licensing of its Intellectual Property to third parties and (g) all businesses and activities reasonably related to one or more of the foregoing.  A good faith determination by a majority of the Issuer’s Board of Directors as to whether a business meets the requirements of this definition shall be conclusive.

(p)

Permits, Etc.  Each Obligor has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person except for the failure to obtain and maintain compliance with permits, licenses, authorizations, approvals, entitlements and accreditations which is not reasonably likely to have a Material Adverse Effect.  No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except for the occurrence of such conditions or events which is not reasonably likely to have a Material Adverse Effect.

(q)

Properties.

(1)

Other than matters concerning Intellectual Property, which are addressed exclusively in Section 6.01(w), each Obligor has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens.  All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

(2)

Neither the Issuer nor any other Obligor owns any real property.  Schedule 6.01(q) sets forth a complete and accurate list, as of the Closing Date, of the location, by state and street address, of all real property leased by each Obligor.

(3)

PMGI Holdings Inc. holds and will hold no assets other than the Aircraft Interest.

(r)

Material Contracts.  Except as otherwise listed on Schedule 6.01(r) (such contracts and agreements as are required to be set forth in Schedule 6.01(r) being referred to herein, collectively, as the “Material Contracts”) no Obligor is a party to or bound by any of the following contracts, agreements, commitments, or instruments, whether oral or written:

(1)

employment, commission or consulting agreements (other than any such agreement that is “at will” and the termination of which would not result in any severance, penalty or similar payment being owed by any Obligor);

(2)

collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or groups of employees;

(3)

contracts or agreements limiting the right of the Obligors (A) to engage in, or to compete with any Person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by the Obligors or (B) to solicit any customer or client;

(4)

indemnity or guaranty arrangements, business acquisition agreements, licenses, nondisclosure agreements (other than licenses of rights to software and nondisclosure agreements entered into with customers in the ordinary course of business), and joint-venture agreements;

(5)

agreements or contracts with any officer, director or employee of the Obligors, other than employment, commission and consulting agreements covered by clause (1) above and other than confidentiality and nondisclosure agreements in favor of the Obligors, and incentive stock option agreements and restricted stock agreements between the Issuer and employees thereof, copies of which have been provided to the Holders;

(6)

(A) leases or similar agreements under which (x) an Obligor is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third person or (y) an Obligor is a lessor or sublessor of, or makes available for use by any third person, any tangible personal property owned or leased by the Obligor, or (B) continuing contracts for the future purchase of materials, supplies or equipment;

(7)

except for licenses of software generally commercially available on a “shrink wrap” or similar basis, material licenses or other material agreements relating in whole or in part to any Intellectual Property of the Obligors (including any material license or other material agreement under which an Obligor has the right to use any of the same owned or held by any third Person);

(8)

agreements or contracts under which an Obligor has borrowed or loaned any money or issued any note, bond, indenture or other evidence of Indebtedness or directly or indirectly guaranteed the Indebtedness, liabilities or obligations of others (other than (x) check-clearing endorsements made in the ordinary course of business, (y) accounts receivable and accounts payable generated in the ordinary course of business, and (z) travel and similar expense advances to employees in the ordinary course of business and immaterial in amount);

(9)

mortgages, pledges, security agreements, deeds of trust or other documents granting a Lien (including Liens upon properties acquired under conditional sales, Capitalized Leases or other title retention or security devices) with respect to any property;

(10)

contracts or commitments affecting ownership of, title to, use of, or any interest in real estate;

(11)

contracts or commitments, whether or not in the ordinary course of business, which involve future payments, performance of services or delivery of goods and/or materials, to or by the Obligors of an aggregate amount or value in excess of $100,000;

(12)

other agreements, contracts, leases, licenses, commitments, arrangements or instruments to which an Obligor is a party or by or to which an Obligor or any of its assets or business is bound or subject which has an aggregate future liability (as to such contract or commitment individually) as of the date hereof in excess of $100,000;

(13)

contracts or commitments with distributors, sales representatives and other third parties providing sales and promotional services with respect to the Obligors’ products; or

(14)

any other contract which, if terminated or breached, or if the Obligors otherwise lose the benefits thereof, would be reasonably likely to result in a Material Adverse Effect.

Except as disclosed on Schedule 6.01(r), each Material Contract is in full force and effect and is a legal, valid and binding contract or agreement of the Obligors signatory thereto, and there is no material default (or any event which, with the giving of notice or lapse of time or both, would be a material default) by the Obligors or, to the knowledge of the Obligors, any other party, in the timely performance of any obligation to be performed or paid under any of the Material Contracts.  No notice has been received by the Obligors of any default under or termination of any Material Contract which has not been cured as of the date hereof or which cannot be promptly cured without the payment of any material sums with respect thereto.  The Obligors have either delivered or made available to the Holders true, complete and correct copies of all Material Contracts or, in the case of oral Material Contracts, true, complete and correct summaries thereof.

(s)

Full Disclosure.  Each Obligor has disclosed to the Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect.  None of the other reports, financial statements (with respect to the period since October 5, 2004), certificates or other information furnished by or on behalf of any Obligor to the Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Obligor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  There is no contingent liability or fact that may have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a schedule hereto.

(t)

Insurance.  Each Obligor keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with reputable companies in the same or similar businesses, (ii) workmen’s compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation).  Schedule 6.01(t) sets forth a list of all insurance maintained by each Obligor on the Closing Date.

(u)

Use of Proceeds.  The proceeds of the issuance of the Securities, along with the proceeds of the Equity Co-Investment, shall be used solely as follows:  (i) proceeds of approximately $11,700,000 (or approximately $15,200,000 if borrowings under the LSA are used to consummate the Global Settlement), to repay in full all obligations of the Obligors outstanding under the LSA, (ii) proceeds equal to approximately $12,000,000, (A) to pay all amounts necessary redeem the Other Subordinated Notes at par and (B) to pay accrued interest from the date of issuance to the Closing Date on the Subordinated Notes held of record or beneficially owned by the Majority Equity Sponsor prior to their exchange for New Subordinated Notes, after giving effect to which redemption and exchange, the aggregate principal amount of the New Subordinated Notes outstanding shall not exceed $24,100,000, (iii) proceeds of approximately $3,500,000, to consummate the Global Settlement (or $0 if borrowings under the LSA are used to consummate the Global Settlement), (iv) proceeds of approximately $500,000, to consummate a joint venture in Russia, (v) proceeds of approximately $6,500,000, to upgrade the Obligors’ broadcast infrastructure capabilities pursuant to a business plan to be provided to the Holders, (vi) proceeds of approximately $3,750,000, to fund content development for the Obligors for fiscal year 2005, (vii) proceeds of approximately $2,250,000, to fund marketing initiatives, (viii) proceeds of approximately $2,700,000, to pay fees and expenses incurred to consummate the transactions, and (ix) the remaining proceeds of approximately $5,000,000, to fund general corporate expenses.  Any material reallocation of the foregoing use of proceeds requires the prior written consent of the Required Holders.

(v)

Location of Bank Accounts.  Schedule 6.01(v) sets forth a complete and accurate list, as of the Closing Date, of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Obligor, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

(w)

Intellectual Property.

(1)

Ownership of Intellectual Property.  Except as set forth in Schedule 6.01(w)(1), each item of Registered Intellectual Property is owned solely and exclusively by one or more of the Obligors.  Without limiting the generality of the foregoing, except where failure to do so would not constitute a Material Adverse Effect, each of the Obligors solely and exclusively owns all trademarks, trade names and service marks, and each copyrighted work, used by such Obligor in connection with the operation or conduct of its business as currently conducted.  Except as set forth in Schedule 6.01(w)(1), or except where failure to do so would not constitute a Material Adverse Effect, (A) the Intellectual Property owned by the Obligors, or to which Obligors have sufficient rights to use, constitutes all of the Intellectual Property used in and/or necessary to the conduct of the business as it is currently conducted and (B) if such Intellectual Property is material to the conduct of the business as it is currently conducted and owned by one or more Obligors, such Intellectual Property is Registered Intellectual Property.

(2)

Registered Intellectual Property.  (i) Schedule 6.01(w)(2) of the Disclosure Schedule lists all of the Registered Intellectual Property owned by the Obligors, identifies which entity owns such Registered Intellectual Property, and lists the current status of any inter partes proceedings or actions pending as of the date hereof before any court, tribunal or agency (including the United States Patent and Trademark Office (“PTO”) or equivalent authority anywhere in the world) relating to any Registered Intellectual Property.  Except as set forth on Schedule 6.01(w)(2), each item of Registered Intellectual Property is subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid if due and all filings necessary as of the date of this Agreement have been submitted for the purposes of maintaining such Registered Intellectual Property.

(3)

Third Parties.  Except where failure to do so would not constitute a Material Adverse Effect, (A) the Obligors have taken commercially reasonable steps to protect and preserve its ownership of and in their owned Intellectual Property; (B) all Intellectual Property created or developed for Obligors by a third party (including, but not limited to, photographers, authors, models, artists and others) is designated as “work made for hire” (or similarly designated under the relevant statutes) pursuant to a sufficient written agreement and all such third parties have agreed not to assert his or her moral rights (or similar personal rights associated with authorship of a work under applicable law) to the extent permitted by law in any work created on behalf of, for the benefit of, or during the course of performing work for the Obligors; (C) the Obligors have specified that each such third party represents and warrants to the Obligors that any Intellectual Property developed or created by such person is wholly original to such third party, that such third party has the right to develop and deliver such Intellectual Property to Obligors and such Intellectual Property does not belong to or conflict with any other third party’s rights; and (D) the Obligors have taken commercially reasonable steps to protect the confidentiality of, and their rights in, any confidential information and trade secrets in their possession or custody, whether owned by them, or provided by any other person to them subject to a duty of confidentiality.

(4)

Content and Image Rights.  Except as failure to do so would not constitute a Material Adverse Effect, the Obligors own or have sufficient rights to use all rights, title and interest in and to any content incorporated into their products and services, including, without limitation, any images, writings, drawings, graphics, music or otherwise.  Except as failure to do so would not constitute a Material Adverse Effect, and to the extent required by law, any person whose image, name or likeness appears in any of the products or services of such Obligor where such image, name or likeness was photographed or otherwise recorded by or on behalf of any Obligor has (i) knowingly and validly consented to the use thereof, (ii) executed and delivered a sufficient, valid and enforceable “image and likeness” release, (iii) waived and released their rights with respect to the use of their image, name or likeness, including rights of privacy and publicity, and (iv) is of legal age and capacity to consent to such use of their image, name or likeness, execute and deliver such release and waive such rights.  Except as set forth on Schedule 6.01(w)(4), no Obligor has since December 31, 2004 received any written notice of any claim threatened or actually asserted against the Obligors that any person’s image, name or likeness has been used in connection with the products or services of the Obligors without such person’s valid written consent, and no such claims (including claims asserted prior to December 31, 2004) are currently pending and active since December 31, 2004.

(5)

Publication, Distribution and License Agreements.  Set forth on Schedule 6.01(w)(5) is a list of each Material Contract whose primary purpose is to license or otherwise authorize a third party to publish, distribute or sell products and services using or incorporating the Intellectual Property of the Obligors, the products and services so licensed or authorized and the jurisdiction or territories in which such third parties are so licensed or authorized.

(6)

Non-Infringement.  Except as failure to be true would not constitute a Material Adverse Effect, the operation of the business as currently conducted by the Obligors, including the design, development, use, publication, distribution and sale of the products or services of the Obligors, does not (1) infringe or misappropriate the Intellectual Property of any third party, (2) violate the Intellectual Property rights of any person, including, without limitation, rights of privacy and publicity, or (3) constitute an unfair competition or an unfair trade practice under any law.  Except as set forth on Schedule 6.01(w)(6), no Obligor has since December 31, 2004 received any written notice from any person claiming that such operation of the business, or any act, product, or service of any Obligor (A) infringes or misappropriates the Intellectual Property of any person, (B) violates the Intellectual Property rights of any person, or (C) constitutes unfair competition or unfair trade practices under any law.

(7)

Third Party Infringement.  Except as failure to do so would not constitute a Material Adverse Effect, the Obligors have used commercially reasonable efforts to enforce their Intellectual Property rights against third parties.  Schedule 6.01(w)(7) sets forth (i) a list of Internet domain name registrations identified by the Obligors that they believe are or may be inconsistent with its trademark rights; (ii) other than as concerns Internet domain names and registrations, a list of each infringement matter currently and actively pursued by the Obligors.  Except as disclosed on Schedule 6.01(w)(7), to the knowledge of the Obligors, no person is infringing or misappropriating any Intellectual Property of the Obligors in a manner that materially adversely affects the validity or enforceability of the Intellectual Property or would otherwise be reasonably likely to constitute a Material Adverse Effect.  With respect to the matters disclosed pursuant to this Section 6.01(w)(7), the Obligors have made commercially reasonable efforts to pursue such infringers and resolve such unauthorized use.

(8)

No Violations.  No Intellectual Property, product or service of any Obligor is subject to any valid and enforceable order against one or more Obligors, or pending action or proceeding against one or more Obligors, that restricts the creation, development, use, publication, distribution, sale or license of any Intellectual Property by any Obligor, or threaten the validity or enforceability of Intellectual Property owned by any Obligor, in a manner that would constitute a Material Adverse Effect.  No Obligor has since December 31, 2004 received written notice of any such order, action or proceeding, and no such action or proceeding (including those initiated prior to December 31, 2004) is currently pending against Obligors.  No Obligor has since December 31, 2004 received written notice from (i) any third party that any product, service or publication as provided by any Obligor, or material as published, distributed, licensed or sold by any Obligor, or act, conduct or statement specifically by any Obligor (collectively, “Obligor Content Or Actions”) constitutes false advertising or a defamatory statement; or (ii) any Governmental Authority that any Obligor Content Or Actions constitutes illegal obscene material.  Except as failure to do so would not constitute a Material Adverse Effect, no Government Authority has formally determined that any Obligor Content Or Actions constitutes false advertising, a defamatory statement or illegal obscene material.

(x)

Holding Company and Investment Company Acts.  None of the Obligors is (i) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(y)

Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN.  Schedule 6.0 l(y) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Obligor, (ii) the jurisdiction of organization of each Obligor, (iii) the organizational identification number of each Obligor (or indicates that such Obligor has no organizational identification number), (iv) each place of business of each Obligor, (v) the chief executive office of each Obligor and (vi) the federal employer identification number of each Obligor.

(z)

Locations of Collateral.  There is no location at which any Obligor has any Collateral other than (i) those locations listed on Schedule 6.01(z) and (ii) any other locations approved in writing by the Agent from time to time.

(aa)

Existing Indebtedness.  Schedule 6.01(aa) sets forth a complete and correct list of (i) all outstanding Indebtedness of each of the Obligors as of June 30, 2005, since which date there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of any of the Obligors, (ii) the aggregate principal amount of the Subordinated Notes held of record or beneficially owned by the Majority Equity Sponsor and (iii) the aggregate principal amount of the Other Subordinated Notes.  No Obligor is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Obligor and no event or condition exists with respect to any Indebtedness of any Obligor the outstanding principal amount of which exceeds $100,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(bb)

Environmental Matters.  The Obligors have obtained all material permits, licenses, registrations, consents and other authorizations that are required with respect to the operation of the Obligors’ business under any applicable Environmental Law and all such permits, licenses, registrations, consents and authorizations are in full force and effect.  To the best of the Obligors’ knowledge, all of the real property leased by the Obligors is free of any Hazardous Substances and free of all contamination arising from, relating to, or resulting from any such Hazardous Substances that could cause the Company to incur any Environmental Liabilities and Costs.  To the best of the Obligors’ knowledge, there are no underground or aboveground storage tanks, incinerators or surface impoundments at, on, or about, under or within any real property or tangible assets owned, operated or controlled in whole or in part by the Obligors.  The Obligors are now and since October 5, 2004 have been in compliance, in all material respects, with applicable Environmental Laws.  The Obligors have not been requested or required by any governmental authority at any time since October 5, 2004, and are not aware of any basis for such a request or requirement, to perform any investigatory or remedial activity or other action in connection with any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air, surface water, groundwater, soil, land surface of subsurface, buildings or facilities or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

(cc)

Customers; Distributors; Vendors.  Since October 5, 2004, no Significant Relationship has (i) cancelled or otherwise terminated, or, to the knowledge of the Obligors, threatened to cancel or otherwise terminate, its relationship with the any of the Obligors, or (ii) materially changed, or, to the knowledge of the Obligors, requested a material adverse change in, the price or quantity of the products or services sold or provided by or to the Obligors.  “Significant Relationship” shall mean any customer or vendor of any Obligor or any distributor, sales representative or other third party providing sales or promotional services to such Obligor, that accounted for 3% or more of the aggregate revenues of such Obligor during the most recent twelve (12) calendar months.  Schedule 6.01(cc) sets forth the name of each Significant Relationship and the aggregate revenues attributable to such Significant Relationship for the year ended December 31, 2004.

(dd)

Accounts Receivable.  The accounts and notes receivable reflected in the Financial Statements and those accounts and notes receivable acquired or created after the date of the most recent Financial Statements through the Closing Date, are and shall be bona fide accounts and notes receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice.  The allowance for doubtful accounts that appears in the Financial Statements has been fairly determined consistent with past practices in accordance with GAAP.

(ee)

No Undisclosed Liabilities.  The Obligors do not have any liability or obligations of any nature, actual, absolute, accrued, contingent or otherwise, other than the following:  (1) liabilities provided for or disclosed in the Financial Statements and the notes thereto, (2) trade payables and other ordinary course expense accruals arising since the date of the most recent Financial Statements and prior to the Closing Date, and (3) liabilities that have been disclosed in the Schedules to this Agreement.

(ff)

Foreign Assets Control Regulations, etc.  Neither the sale of the Securities by the Issuer hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(gg)

Certain Business Practices and Regulations; Potential Conflicts of Interest.  Neither any Obligor nor, to the best of the Obligors’ knowledge, any director, officer, agent or employee of the Obligors has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) paid or made any bribe, rebate, payoff, influence payback, kickback or other unlawful payment.  Except as disclosed on Schedule 6.01(gg), none of the affiliates, officers, directors or agents of the Obligors or any spouse, lineal descendent or entity controlled by any of the foregoing (i) owns, directly or indirectly, in whole or in part, any real or personal property that an Obligor uses in the conduct of its business, (ii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount (contingent or otherwise) to, or is owed any amount (contingent or otherwise) by, any Obligor other than claims in the ordinary course of business resulting from such Person’s status as an affiliate, officer, director or agent of such Obligor such as for accrued salary, bonus, commissions, vacation pay or accrued benefits under employee benefit plans, (iii) has sold to, or purchased from, any Obligor any assets or property for aggregate consideration in excess of $10,000 since December 31, 2004, or (iv) is a party to any contract or participates in any arrangement, written or oral, pursuant to which any Obligor provides in-kind services to any such individual or entity, except to such individual in his capacity as an employee of such Obligor.

(hh)

Brokers.  Except as set forth on Schedule 6.01(hh), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the other Funding Documents based upon arrangements made by or on behalf of the Issuer or any of the other Obligors.

(ii)

Schedules.  All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

(jj)

Representations and Warranties in Documents; No Default.  All representations and warranties set forth in this Agreement and the other Funding Documents are true and correct in all respects at the time as of which such representations were made and on the Closing Date.  No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

Section 6.02

Representations and Warranties of the Holders.  Each Holder (as to itself only), hereby represents and warrants to the Issuer and the other Obligors that:

(a)

Organization, Good Standing. Etc.  The Holder (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver each Funding Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified and in good standing would not be materially adverse to the ability of the Holder to consummate the transactions contemplated by the Funding Documents.

(b)

Authorization, Etc.  The execution, delivery and performance by the Holder of each Funding Document to which it is or will be a party, have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law, any contractual restriction binding on or otherwise affecting it or any of its properties, or any order or decree of any court or Governmental Authority, (iii) do not and will not result in or require the creation of any Lien upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, with respect to the foregoing clauses (ii), (iii) and (iv), as would not be materially adverse to the ability of the Holder to consummate the transactions contemplated by the Funding Documents.

(c)

Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing; with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Holder of any Funding Document to which it is or will be a party.

(d)

Execution and Binding Effect.  Each of the Funding Documents to which the Holder is a party, when delivered hereunder, is or will be duly and validly executed and delivered by the Holder and constitutes legal, valid and binding obligations of the Holder, enforceable in accordance with the terms hereof or thereof, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(e)

Investment Representation.

(1)

The Holder is an accredited investor within the meaning of Rule 501 under the Securities Act of 1933, as amended, and the Holder is acquiring Securities for its own account for the purpose of investment and not with a view to the distribution thereof or dividing all or any part of its interest therein with any other Person.  The Holder acknowledges that the sale of the Securities has not been registered under the Securities Act of 1933, as amended, or under any applicable federal securities laws or state securities or “blue sky” laws and that neither the Securities nor any shares issuable pursuant to the Warrants and the Preferred Stock can be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under, pursuant to an exemption from or in a transaction not subject to any applicable federal securities laws or state securities or “blue sky” laws.  The Holder acknowledges and agrees that the shares of Preferred Stock to be issued to the Holder hereunder, as well as any shares issued pursuant to the Warrants or the Preferred Stock, are subject to the terms and conditions set forth in the Security Holders Agreement, as amended from time to time, and that no transfer of such shares will be made on the books of the Issuer unless such transfer is in compliance with the terms of such Security Holders Agreement.

(2)

The Holder agrees that until such time as the applicable restriction is terminated pursuant to Section 6.02(e)(3) hereof, (A) each instrument representing the Securities issued pursuant to this Agreement, as well as any securities issued pursuant to the Warrants and the Preferred Stock, shall bear an endorsement reading substantially as follows:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

and (B) each instrument representing the Preferred Stock, as well as any shares issued pursuant to the Warrants and the Preferred Stock, shall bear an endorsement reading substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN A SECURITY HOLDERS AGREEMENT DATED AS OF AUGUST 17, 2005, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER OR FROM THE HOLDER OF THIS SECURITY.  NO TRANSFER OF SUCH SECURITIES WILL BE MADE  ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

(3)

The restrictions referred to in the endorsement required pursuant to Section 6.02(e)(2)(A) shall cease and terminate as to any particular Securities or shares of Capital Stock when the Company determines that such restriction is no longer required in order to assure compliance with the Securities Act.  The restrictions referred to in the endorsement required pursuant to Section 6.02(e)(2)(B) shall cease and terminate as to any particular Securities or shares Capital Stock when the Company reasonably determines that the provisions of the Security Holders Agreement are no longer applicable to such shares or the Security Holders Agreement shall have terminated in accordance with its terms.

(f)

Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any of the other Funding Documents based upon arrangements made by or on behalf of the Holder.

(g)

Litigation.   There is no pending or, to the best knowledge of the Holder, threatened action, suit or proceeding involving the Holder before any court or other Governmental Authority or any arbitrator that relates to this Agreement or any other Funding Document or any transaction contemplated hereby or thereby.

Article VII

COVENANTS OF THE LOAN PARTIES

Section 7.01

Affirmative Covenants.  So long as any Note or Guaranty shall remain outstanding, or principal of, interest on or any other Obligation (whether or not due) in respect of, any Note or Guaranty shall remain unpaid, each Obligor will, unless the Required Holders shall otherwise consent in writing:

(a)

Reporting Requirements.  Furnish to each Holder:

(1)

as soon as available and in any event within 45 days after the end of each fiscal quarter of the Issuer and its Subsidiaries commencing with the first fiscal quarter of the Issuer and its Subsidiaries ending after the Closing Date, (A) consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Issuer and its Subsidiaries,

(B) consolidating balance sheets, consolidating statements of operations and retained earnings and consolidating statements of cash flows of the Issuer and each of its Subsidiaries, (C) management’s narrative discussing the results for such period and forecasting any identifiable trend, in each case, as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail, certified by an Authorized Officer of the Issuer as fairly presenting, in all material respects, the financial position of the Issuer and its Subsidiaries, as of the end of such quarter and the results of operations and cash flows of the Issuer and its Subsidiaries, for such quarter, and (D) a report reflecting the aggregate payments or transfers made by the Issuer and its Subsidiaries to or for the benefit of Marc H. Bell, Daniel Staton and their Affiliates and their respective employees and family members during such quarter (including, without limitation, salaries, bonuses and other forms of compensation, payments under the Management Agreement, expense reimbursements, fulfillment of indemnification obligations and payments in respect of the New Subordinated Notes or other Indebtedness);

(2)

as soon as available, and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Issuer and its Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, including management’s discussion and analysis, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards of the Obligors’ Independent Accountants (which opinion shall be without (A) a “going concern” or like qualification, modification or exception, or (B) any qualification or exception as to the scope of such audit);

(3)

as soon as available, and in any event within 30 days after the end of each calendar month commencing with the first calendar month of the Issuer and its Subsidiaries ending after the Closing Date, a “flash report” for such month setting forth in reasonable detail revenue, expenses (itemizing operating expenses and SG&A), capital expenditures and EBITDA, consolidated for the Issuer and its Subsidiaries and by segment;

(4)

simultaneously with the delivery of the financial statements of the Issuer and its Subsidiaries required by clauses (1) and (2) of this Section 7.01(a), a certificate of an Authorized Officer of the Issuer stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Funding Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Obligors during the period covered by such financial statements with a view to determining whether the Obligors were in compliance with all of the provisions of this Agreement and such Funding Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of a Default or an Event or Default or, if a Default or Event of Default existed, describing the nature and period of existence thereof and the action which the Obligors propose to take or have taken with respect thereto;

(5)

promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Obligor other than routine inquiries by such Governmental Authority;

(6)

as soon as possible, and in any event within three (3) days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could have a Material Adverse Effect, the written statement of an Authorized Officer of the Issuer setting forth the details of such Event of Default or Default or other event or development that could have a Material Adverse Effect and the action which the affected Obligor proposes to take with respect thereto;

(7)

promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Obligor, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

(8)

promptly after the sending or filing thereof, copies of all statements, reports and other information any Obligor sends generally to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

(9)

promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Obligor by its auditors in connection with any annual or interim audit of the books thereof;

(10)

promptly upon request of the Agent or the Required Holders, copies of all minutes of meetings of the Board of Directors of any Obligor and all other statements, reports and other information sent by the Board of Directors of any Obligor to any Person or submitted by any Person to the Board of Directors of any Obligor,

(11)

promptly, and in any event within 15 days after any Authorized Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Issuer or an ERISA Affiliate proposes to take with respect thereto:

(A)

with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(B)

the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any

Plan, or the receipt by the Issuer or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(C)

any event, transaction or condition that could result in the incurrence of any liability by the Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(12)

no later than 30 days before such change becomes effective, all information relating to any change of name, organizational structure or jurisdiction of organization of any Obligor;

(13)

(A) as soon as available, and in any event at least 30 days prior to the commencement of each Fiscal Year, an annual operating plan and budget similar in scope and detail to the operating plan and budget provided to the Holders dated June 22, 2005, prepared on a monthly basis, for such Fiscal Year for the Issuer and its Subsidiaries and (B) promptly upon preparation, any amendments to such annual operating plans and budgets;

(14)

(A) as soon as available, and in any event within 30 days after the end of each calendar month commencing with the first calendar month ending after the Closing Date, management reports similar in scope and detail to the management reports for June 2005 provided to the Holders, summarizing the number of subscribers and other circulation data for the period covered by such financial statements and including comparisons against the budgeted data for such period and the data for the comparable period in the prior Fiscal Year and (B) promptly upon receipt thereof, circulation reports from the Audit Bureau of Circulations; and

(15)

promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Obligor as the Agent may from time to time may reasonably request.

(b)

Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(c)

Preservation of Existence, Etc.  Maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(d)

Keeping of Records and Books of Account.  Keep adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(e)

Inspection Rights.  Permit the agents and representatives of the Agent and the Holders at any time and from time to time during normal business hours, upon reasonable notice (so long as no Default or Event of Default has occurred or is continuing), to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, Independent Accountants or any of its other representatives.  In furtherance of the foregoing, each Obligor hereby authorizes its Independent Accountants to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of the Agent and the Holders in accordance with this Section 7.01(e).  So long as no Default or Event of Default has occurred and is continuing, the Obligors shall only be required to reimburse the Agent and the Holders for their costs, fees and expenses incurred in connection with such inspections once annually.

(f)

Maintenance of Properties, Etc.  Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(g)

Maintenance of Insurance.  Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses, similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent.  All policies covering the Collateral are to be made payable to the Agent for the benefit of the Holders, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Agent may require to fully protect the Holders’ interest in the Collateral and to protect any payments to be made under such policies.  All certificates of insurance are to be delivered to the Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Agent and such other Persons as the Agent may designate from time to time, and shall provide for not less than 30 days’ prior written notice to the Agent of the exercise of any right of cancellation.  If any Obligor or any of its

Subsidiaries fails to maintain such insurance, the Agent may arrange for such insurance, but at the Issuer’s expense and without any responsibility on the Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the sole right, in the name of the Holders, any Obligor and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(h)

Obtaining of Permits, Etc.  Obtain, maintain and preserve and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business, except where the failure to obtain, maintain or preserve such licenses, authorizations, approvals, entitlements and accreditations is not reasonably likely to have a Material Adverse Effect.

(i)

Further Assurances.

(1)

Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Funding Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of the Issuer and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Funding Documents and the validity, perfection and priority of the Liens intended to be created under this Agreement and the Security Documents, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Holder the rights now or hereafter intended to be granted to the Holder under this Agreement or any other Funding Document.

(2)

Without limitation to Section 7.01(i)(1), (A) promptly notify the Agent of any material accounts established after the Closing Date that would have been required to be disclosed on Schedule 6.01(v) if they had been maintained as of the Closing Date, (B) upon request of the Agent, use best efforts to cause to be promptly (but in no event later than 60 days after the Closing Date) executed and delivered an account control agreement in form and substance satisfactory to the Agent (it being agreed that the Agent will be amenable to working from each deposit account bank’s form, provided that the final account control agreement is satisfactory in form and substance to the Agent) relating to each account disclosed on Schedule 6.01(v) and each new account required to be disclosed pursuant to the foregoing clause (A) (each, an “Account Control Agreement”), and (C) take such other action reasonably requested by the Agent to maintain the validity, perfection and priority of the Holders’ Liens on such accounts.

(3)

Without limitation to Section 7.01(i)(1), take such action and execute, acknowledge and deliver such agreements, instruments or other documents as the Agent may reasonable require such that, effective upon termination of all Permitted Liens on the Aircraft Interest, there shall be established perfected first priority security interests in favor of the Agent on behalf of the Holders on the Capital Stock and all property of PMGI Holdings Inc., which Capital Stock and property shall immediately, and without further action, be deemed Collateral hereunder and under the other Note Documents.

(j)

Change in Collateral; Collateral Records; Collateral Locations.  (i) Give the Agent not less than 30 days’ prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 6.01(z), (ii) advise the Agent promptly in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon, (iii) execute and deliver to the Agent for the benefit of the Holders from time to time, solely for the Agent’s convenience in maintaining a record of Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral and (iv) upon the request of the Agent, upon the occurrence and during the continuance of an Event of Default, move all Collateral to a location owned or leased by the Issuer or to a warehouse or other secure location satisfactory to the Agent.

(k)

Use of Proceeds. The proceeds of the issuance of the Securities, along with the proceeds of the Equity Co-Investment, shall be used solely as follows:  (i) proceeds of approximately $11,700,000 (or approximately $15,200,000 if borrowings under the LSA are used to consummate the Global Settlement), to repay in full all obligations of the Obligors outstanding under the LSA, (ii) proceeds equal to approximately $12,000,000, (A) to pay all amounts necessary redeem the Other Subordinated Notes at par and (B) to pay accrued interest from the date of issuance to the Closing Date on the Subordinated Notes held of record or beneficially owned by the Majority Equity Sponsor prior to their exchange for New Subordinated Notes, after giving effect to which redemption and exchange, the aggregate principal amount of the New Subordinated Notes outstanding shall not exceed $24,100,000, (iii) proceeds of approximately $3,500,000, to consummate the Global Settlement (or $0 if borrowings under the LSA are used to consummate the Global Settlement), (iv) proceeds of approximately $500,000, to consummate a joint venture in Russia, (v) proceeds of approximately $6,500,000, to upgrade the Obligors’ broadcast infrastructure capabilities pursuant to a business plan to be provided to the Holders, (vi) proceeds of approximately $3,750,000, to fund content development for the Obligors for fiscal year 2005, (vii) proceeds of approximately $2,250,000, to fund marketing initiatives, (viii) proceeds of approximately $2,700,000, to pay fees and expenses incurred to consummate the transactions, and (ix) the remaining proceeds of approximately $5,000,000, to fund general corporate expenses.  Any material reallocation of the foregoing use of proceeds requires the prior written consent of the Required Holders.

(l)

Subordination.  Cause all Indebtedness, except Permitted Indebtedness incurred pursuant to clause (c) of the definition thereof, and other obligations now or hereafter owed by the Issuer or any Subsidiary to any of its Affiliates (as such term is interpreted or determined on the date such Indebtedness or other obligations are incurred), to be and remain Subordinated Obligations.

(m)

Additional Guaranties and Security Documents.  If the Issuer or any of its Subsidiaries acquires or creates another Subsidiary after the date of this Agreement, then the Issuer or such Subsidiary will (i) cause that newly acquired or created Subsidiary to execute a Guaranty pursuant to a joinder agreement in substantially the form of Exhibit H hereto, with such modifications to the form and substance thereof as shall be satisfactory to the Agent and deliver an opinion of counsel to the Agent within 10 Business Days of the date on which it was acquired or created to the effect that such joinder agreement has been duly authorized, executed and delivered by that new Subsidiary and constitutes a valid and binding agreement of that new Subsidiary, enforceable in accordance with its terms (subject to customary exceptions).  The new Subsidiary shall execute and deliver such Security Documents, or joinder agreements with respect to existing Security Documents, and authorize the filing of such Uniform Commercial Code financing statements and other recordings as the Agent may deem necessary or advisable to create, perfect, maintain or enforce the first priority Agent’s Lien on all rights, title and interest of that new Subsidiary in and to all of its assets and properties

(n)

Designated Senior Debt.  Each Obligor hereby designates the Obligations as “Designated Senior Debt” under and as defined in the Indenture, and agrees to treat the Obligations as such “Designated Senior Debt” for all purposes of the Indenture, and to  provide all the rights and benefits of holders of such “Designated Senior Debt” to the Holders.

(o)

Intellectual Property.

(1)

Use commercially reasonable efforts to acquire or develop any Intellectual Property necessary for its current or contemplated future business, and if such Intellectual Property is material to the business of, and owned by, the Obligors and registration is available, use commercially reasonable efforts to cause such Intellectual Property to be Registered Intellectual Property for so long as such Intellectual Property remains material to the business;

(2)

except to the extent that the Obligor in its reasonable good faith judgment determines that any such action is not necessary or desirable in the conduct of the Obligor’s business, prosecute diligently any applications for patents, trademark registrations and copyright applications pending as of the date of this Agreement or thereafter, and to obtain, preserve and maintain all rights in the Registered Intellectual Property owned by the Obligors, including without limitation validly obtaining and duly recording with PTO, patent assignments from the inventors of patentable inventions and the payment when due of all maintenance fees and other fees, taxes and other expenses which shall be incurred or which shall accrue with respect to any of the Registered Intellectual Property;

(3)

except to the extent that the Obligor in its reasonable good faith judgment determines that any such action is not necessary or desirable in the conduct of the Obligor’s business, not abandon any filed application, or any pending application for any patent, trademark or copyright without the consent of the Agent, which consent shall not be unreasonably withheld;

(4)

use commercially reasonable efforts to (A) cause all employees hired beginning thirty (30) days after the date of this Agreement to execute confidentiality, non-solicitation, and invention assignment agreements in form and substance reasonably satisfactory to the Required Holders and (B) cause James English, Donald Guarnieri, Jeff Stoller and other managers principally responsible for marketing and content to sign non-competition agreements in form and substance reasonably satisfactory to the Required Holders (it being understood that, for the purposes of clause (B), a good faith request that such employees execute such agreements is deemed to constitute commercially reasonable efforts on the part of the Obligors);

(5)

provide the Agent with prompt, written notice of any event or circumstance that has, or is reasonably likely to have if adversely determined, a Material Adverse Effect on the Intellectual Property of the Obligors, including, without limitation, any such event or circumstance that is a notice of opposition, adverse proceeding, termination or cancellation, or claim of infringement or invalidity with respect to any Registered Intellectual Property or any other Intellectual Property that is material to the business; and

(6)

except to the extent that the Obligor in its reasonable good faith judgment determines that any such action is not necessary or desirable in the conduct of the Obligor’s business, and other than as set forth in Sections 7.01(o)(1) through (5) above, take such other actions to establish, maintain, enforce and defend its material Intellectual Property as reasonably requested in writing to Obligor by Agent.

Section 7.02

Negative Covenants.  So long as any principal of, interest on any Note or any other Obligation (whether or not due) in respect of, any Note or Guaranty shall remain unpaid, each Obligor shall not, unless the Required Holders shall otherwise consent in writing:

(a)

Liens, Etc.  Create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it as debtor, sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or assign or otherwise transfer any account or other right to receive income; other than, as to all of the above, Permitted Liens.  Schedule 7.02(a) sets forth all Permitted Liens in existence as of the date hereof.

(b)

Indebtedness.  Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Indebtedness other than Permitted Indebtedness.

(c)

Fundamental Changes; Dispositions.  Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or conduct any Asset Sale with respect to, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing); provided, however, (i) any Wholly Owned Subsidiary of the Issuer may be merged into the Issuer or another such Wholly Owned Subsidiary of the Issuer, or may consolidate with another such Wholly Owned Subsidiary of the Issuer and (ii) the Issuer may change its state of incorporation, so long as (A) no other provision of this Agreement would be violated thereby, (B) the Issuer gives the Holders at least 30 days’ prior written notice of such merger, consolidation or change of state of incorporation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) all action has been taken, to the satisfaction of the Agent, such that the Agent’s rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected in any manner by such merger, consolidation or change of state of incorporation and (E) the surviving Subsidiary, if any, is a party to this Agreement, the Guarantor Security and Pledge Agreement and all other applicable Security Documents, and the Capital Stock of such Subsidiary is pledged pursuant to the Issuer Security and Pledge Agreement or the Guarantor Security and Pledge Agreement, and each of such documents is in full force and effect on the date of and immediately after giving effect to such merger or consolidation; and provided, further, that any Obligor may dispose of obsolete or worn-out equipment in the ordinary course of business and that the Issuer shall not be required to preserve the corporate existence of any Subsidiary that has no material assets or liabilities if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Issuer and its Subsidiaries as a whole.

(d)

Change in Nature of Business.  Make any change in the nature of its business as described in Section 6.01(o).

(e)

Loans, Advances, Investments, Etc.  Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except for: (i) Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) loans and advances by it to its Subsidiaries and by such Subsidiaries to it, made in the ordinary course of business, and (iii) Permitted Investments.

(f)

Lease Obligations.  Create, incur or suffer to exist any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than Capitalized Lease Obligations constituting Permitted Indebtedness or Operating Lease Obligations in the amount permitted under Section 7.03(d), or (iii) for the payment of rent for any real property for a production and/or broadcast facility unless (A) the lessee of such property is a Guarantor and (B) the definitive documentation relating to such lease contains provisions satisfactory to the Agent preserving the Agent’s rights to cure monetary defaults of the lessee and to occupy and use the property in the event of a foreclosure on the Capital Stock of the lessee.

(g)

[Reserved.]

(h)

Restricted Payments.  (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Obligor now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Obligor or any direct or indirect parent of any Obligor, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Obligor, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Obligor or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) except for transactions set forth on Schedule 7.02(h) hereto, pay any salaries, bonuses, management fees, or other form of compensation, fees or expenses (including the reimbursement thereof by any Obligor) to any of the stockholders or other equityholders, Subsidiaries or Affiliates of any Obligor, or to any employees or family members thereof; provided, however, any Subsidiary of the Issuer may pay dividends to the Issuer.

(i)

Federal Reserve Regulations.  Permit any Note or the proceeds of any Note under this Agreement to be used for any purpose that would cause such Note to be a margin loan under the provisions of Regulation T, U or X.

(j)

Transactions with Affiliates.  Make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, perform any services for or receive any services from, or enter into or make, amend, extend or renew any transaction, contract, agreement, understanding, loan, advance or guarantee, or otherwise become or be a party to any transaction or series of related transactions, with or for the benefit of any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Obligor not otherwise prohibited by the Funding Documents, (iii) transactions permitted by Section 7.02(e) hereof and (iv) transactions permitted by Section 7.02(h)(v) hereof.

(k)

Investment Company Act of 1940.  Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(l)

Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.  (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Indebtedness of the Issuer or any of its Subsidiaries or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date that is 120 days after the Final Maturity Date, would increase the interest rate applicable to such Indebtedness, or would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the issuer of such Indebtedness in any respect, (ii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption or other acquisition for value of any Indebtedness of the Issuer or any of its Subsidiaries (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, or make any prepayment, redemption or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, or (iii) (A) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, other than to effect a change in its state of incorporation in accordance with Section 7.02(c), or (B) amend, modify or otherwise change any agreement or arrangement entered into by it with respect to any of its Capital Stock (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate, could not (in the Agent’s reasonable judgment) reasonably be expected to have a Material Adverse Effect.

(m)

Environmental.  Permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by the Issuer or any of its Subsidiaries except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

Section 7.03

Financial Covenants.  So long as any Note or Guaranty shall remain outstanding or any principal of, interest on or other Obligation (whether or not due) in respect of any Note or Guaranty shall remain unpaid, each Obligor shall not, unless the Required Holders shall otherwise consent in writing:

(a)

Minimum Consolidated EBITDA.  Permit Consolidated EBITDA to be less for any period than the amount specified for such period in Schedule 7.03(a):

(b)

Maximum Capital Expenditures.  Make or commit or agree to make any Capital Expenditure during any Fiscal Year that would cause the aggregate amount of all such Capital Expenditures for such Fiscal Year, including Capital Expenditures arising from purchases made or Capitalized Leases entered into, to exceed (i) $8,000,000 in the Fiscal Year ending December 31, 2005 (of which approximately $600,000 was expended as of June 30, 2005), and (ii) $3,000,000 in any Fiscal Year thereafter; provided, however, that to the extent actual Capital Expenditures for (A) the Fiscal Year ending December 31, 2005 are less than $8,000,000, then the limit on Capital Expenditures for the Fiscal Year ending December 31, 2006 shall be increased by 100% of the difference between $8,000,000 and the actual Capital Expenditures for the Fiscal Year ending December 31, 2005, and (B) any Fiscal Year ending after December 31, 2005 are less than $3,000,000, then the limit on Capital Expenditures for the immediately succeeding Fiscal Year shall be increased by 50% of the difference between $3,000,000 and the actual Capital Expenditures for the Fiscal Year just ended.

(c)

Consolidated Coverage Ratio.  Permit the Consolidated Coverage Ratio during any period to be less than the amount specified for such period in Schedule 7.03(c).

(d)

Operating Lease Obligations. Incur Operating Lease Obligations that, in the aggregate with all other Operating Lease Obligations of the Obligors, exceed $2,000,000 annually.

(e)

Total Indebtedness.  Permit the aggregate amount of Indebtedness of the Obligors outstanding at any time during a period specified on Schedule 7.03(e) to exceed the amount specified for such period on such schedule.

(f)

Total Senior Debt.  Permit the aggregate amount of Senior Debt of the Obligors to exceed $38,000,000 outstanding at any time.

Article VIII

MANAGEMENT OF COLLATERAL

Section 8.01

Management of Collateral.

(a)

After the occurrence and during the continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Holders’ security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto.  During the continuance of a Default (except with respect to an Account Receivable owed by an unaffiliated third party and only in the ordinary course of business in an amount and manner consistent with past practice) or Event of Default, the Obligors shall not, without prior written consent of the Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon.

(b)

Each Obligor hereby appoints the Agent or its designee on behalf of such Agent as the Obligors’ attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Obligor’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign any Obligor’s name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and to notify the United States Postal Service or comparable foreign authorities to change the address for delivery of mail addressed to any Obligor to such address as such Agent may designate and to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Notes and other Obligations under the Note Documents are paid in full and all of the Note Documents are terminated.

(c)

Nothing herein contained shall be construed to constitute the Agent as agent of any Obligor for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction).  The Agent shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction).  The Agent, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to the Agent and shall not be responsible in any way for the performance by any Obligor of any of the terms and conditions thereof.

(d)

During the continuance of a Default or Event of Default, if any Account Receivable includes a charge for any tax payable to any Governmental Authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Obligors’ account and to charge the Obligors therefor.  During the continuance of a Default or Event of Default, the Obligors shall notify the Agent if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

(e)

Notwithstanding any other terms set forth in the Funding Documents, the rights and remedies of the Agent and the Holders herein provided, and the obligations of the Obligors set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Funding Document or as provided by law.

Section 8.02

Accounts Receivable Documentation.  The Obligors will at such intervals as the Agent may require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agent and furnish such further schedules and/or information as the Agent may require relating to the Accounts Receivable.  In addition, the Obligors shall notify the Agent and the Holders of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03.  The items to be provided under this Section 8.02 are to be in form reasonably satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral.  The Obligors’ failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent’s Lien on the Collateral.  During the continuance of a Default or Event of Default, the Obligors shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agent and providing the Agent with a copy of such re-billing, identifying the same as such.  If the Obligors become aware of anything materially detrimental to the value, enforceability or collectibility of the Accounts Receivable generally, or the value, enforceability or collectibility of a material portion thereof, the Obligors will promptly and in writing advise the Agent and the Holders thereof.

Section 8.03

Status of Accounts Receivable and Other Collateral.  With respect to Collateral of any Obligor at the time the Collateral becomes subject to the Agent’s Lien, each Obligor covenants, represents and warrants:  (a) such Obligor shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of the Agent for the benefit of the Holders and Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold or services rendered by such Obligor; (c) no Account Receivable shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Obligor’s business and as otherwise disclosed to the Agent, and each Account Receivable will be paid when due; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Obligor at or before the time such Account Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to any Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) such Obligor shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agent shall reasonably require; (i) such Obligor will, immediately upon learning thereof, report to the Agent any matters affecting the value, enforceability or collectibility of any of the Collateral; (j) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Agent for the benefit of the Holders as additional Collateral; and (k) such Obligor is not and shall not be entitled to pledge the Agent’s or any Holder’s credit on any purchases or for any purpose whatsoever, except (1) in the cases of clauses (b) through (g) inclusive, as would not materially affect the value, enforceability or collectibility of any of the Accounts Receivable and (2) in the case of clauses (h) and (i), as would not materially affect the value, enforceability or collectibility of any of the Collateral.

Section 8.04

Collateral Custodian.  Upon the occurrence and during the continuance of any Default or Event of Default, the Agent may at any time and from time to time employ and maintain on the premises of any Obligor a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent’s and the Holders’ interests.  Each Obligor hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral.  All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be the responsibility of the Issuer and added to the Obligations.

Article IX

EVENTS OF DEFAULT; OTHER AGREEMENTS

Section 9.01

Events of Default.  If any of the following Events of Default shall occur and be continuing:

(a)

the Issuer shall fail to pay any principal of or interest on any Note, any Agent Advance, or any fee, indemnity or other amount payable under this Agreement or any other Note Document when due (at scheduled maturity) or within 10 calendar days of the date when due (otherwise);

(b)

any representation or warranty made or deemed made by or on behalf of any Obligor or by any officer of the foregoing under or in connection with any Note Document or under or in connection with any report, certificate, or other document delivered to the Agent or any Holder pursuant to any Note Document shall have been incorrect in any material respect when made or deemed made;

(c)

any Obligor shall fail, in any material respect, to perform or comply with any covenant or agreement contained in Sections 7.01(e), (j), (k), (l) and (i)(2), Sections 7.02(a), (b), (c), (e), (f), (h), (i), (j), and (l) and Section 7.03;

(d)

any Obligor shall fail, in any material respect, to perform or comply with any other term, covenant or agreement contained in any Note Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a senior officer of any Obligor becomes aware of such failure and the date written notice of such default shall have been given by the Agent to such Obligor;

(e)

any Obligor fails to pay any principal of or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Note) in excess of $500,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

(f)

any Obligor (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g)

any proceeding shall be instituted against any Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h)

(i) any Lien or security interest created by this Agreement shall, for any reason, cease to be valid or (ii) any action is commenced by any Obligor which contests the validity, perfection or enforceability of any of the Liens and security interests of Agent and the Holders created by this Agreement;

(i)

any material provision of any Funding Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Obligor intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Obligor or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, which proceeding by such Governmental Authority shall not have been dismissed within 90 days, or any Obligor shall deny in writing that it has any liability or obligation purported to be created under any Note Document;

(j)

this Agreement or any other Funding Document shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Agent for the benefit of the Holders on any Collateral purported to be covered thereby;

(k)

any Obligor is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen (15) days;

(l)

any cessation of a substantial part of the business of any Obligor for a period which materially and adversely affects the ability of such Obligor to continue its business on a profitable basis;

(m)

the loss, suspension or revocation of, or failure to renew, any license, permit, now held or hereafter acquired by any Obligor if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

(n)

a Change of Control shall have occurred;

(o)

an event or development occurs which could reasonably be expected to have a Material Adverse Effect; or

(p)

if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Internal Revenue Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Internal Revenue Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Issuer or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) the Issuer or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, (v) the Issuer or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Issuer or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Issuer or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Materially Adverse Effect.  As used in Section 9.01(p), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

then, and in any such event, the Agent may, and shall at the request of the Required Holders, by notice to the Issuer, (i) declare all or any portion of the Notes then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Notes, all accrued and unpaid interest thereon, all fees and all other Obligations shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Obligor; provided, that upon the occurrence of an Event of Default of the kind described in clause (f) or (g) of this Section 9.01, such acceleration shall be automatic and the Notes and all other Obligations shall become immediately due and payable without the requirement of declaration or any other action by the Agent or any Holder, and (ii) exercise any and all of its other rights and remedies under applicable law (including, but not limited to, the Bankruptcy Code and the Uniform Commercial Code), hereunder and under the other Note Documents.  Subject to Section 9.02(e), if any Default or Event of Default has occurred and is continuing, any Holder may at any time proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any of the Note Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 9.02

Obligations Upon Acceleration.

(a)

Issuer Option to Invoke Equity Put Transaction.  Upon the acceleration of the Notes pursuant to the last paragraph of Section 9.01 (the date of such acceleration, the “Acceleration Date”), the Issuer shall have the option of requiring the Equity Put Transaction (as defined below) for so long as each of the following conditions are met:

(1)

within 7 calendar days after the Acceleration Date, the Issuer delivers written notice to each of the Holders, stating that the Issuer is preserving (but is not necessarily exercising) its right to invoke the Equity Put Transaction (a “Preservation Notice”);

(2)

within 30 calendar days after the Acceleration Date, the Issuer delivers written notice (the “Equity Put Invocation”) to the Holders, stating that the Issuer shall exercise its right to invoke the Equity Put Transaction and specifying a date for consummation of the Equity Put Transaction (it being agreed that, immediately upon delivery of the Equity Put Invocation and without further action but subject to Section 9.02(d), all of the Notes shall become due and payable at a price of 102% of the principal amount, plus accrued and unpaid interest); and

(3)

within 30 calendar days after delivery of the Equity Put Invocation (the “Outside Date”), the Issuer funds, satisfies all other conditions to, and consummates the Equity Put Transaction and funds, satisfies all other conditions to, and consummates the repayment of all Obligations hereunder including, without limitation, payment of all of the Notes, subject to Section 9.02(d), at a price of 102% of the principal amount, plus accrued and unpaid interest (the date of such transactions, the “Equity Put Date”).

(b)

Equity Put Transaction.  On the Equity Put Date, each Holder of Notes (a “Noteholder”) shall be obligated to sell certain equity securities to the Issuer, and the Issuer shall be required to repurchase such equity securities, as follows:  (1) each Noteholder shall deliver to the Issuer all Qualifying Equity held by it, (2) the Issuer shall be obligated to repurchase from such Noteholder the Preferred Stock portion of such Qualifying Equity for a purchase price equal to the original purchase price for such Preferred Stock, plus any dividends declared and/or accrued but unpaid thereon to the date of repurchase, and (3) the Warrant portion of such Qualifying Equity shall be cancelled, and such Noteholder shall waive any right to exercise such Warrant(s) (collectively, the “Equity Put Transaction”).  For the purposes of this Section 9.02, “Qualifying Equity” of a Noteholder shall consist of, for every $1000 principal amount of Notes held by such Noteholder, 3.569 shares (as adjusted for stock splits, combinations, reclassifications or similar transactions) of Preferred Stock and Warrants to purchase 4.286 Warrant Shares (as defined in the Warrants, and as adjusted for stock splits, combinations, reclassifications or similar transactions and pursuant to the anti-dilution provisions thereof).

(c)

Election Not to Participate.  Notwithstanding the provisions of Sections 9.02(a) and 9.02(b), any Noteholder (a “Non-Participating Holder”), by written notice delivered to the Issuer within 10 calendar days after receipt of the Preservation Notice, may elect to be excluded from the Equity Put Transaction and, instead, shall be required not later than the Equity Put Date to exercise the Warrant portion of all Qualifying Equity held by such Non-Participating Holder.  Such Warrants may be exercised by any method specified therein including, without limitation, net exercise.  If the Issuer has not funded and consummated the Equity Put Transaction on or prior to the Outside Date, each Non-Participating Holder may at any time thereafter, by written notice to the Issuer, elect to participate in the Equity Put Transaction.  If any Non-Participating Holder so elects, such Non-Participating Holder shall no longer be required to exercise its Warrants and Section 9.02(b)(2) shall immediately apply to all Qualifying Equity held by it.

(d)

Non-Qualifying Equity.  Notwithstanding any other provision of this Section 9.02 to the contrary, only the following Notes shall be due and payable at a price of 102% of the principal amount, plus accrued an unpaid interest (with all other Notes to be due and payable at a price of 100% of the principal amount, plus accrued an unpaid interest):  (1) Notes for which corresponding Qualifying Equity has been delivered pursuant to the Equity Put Transaction, and (2) Notes for which the Warrant portion of corresponding Qualifying Equity has been exercised in accordance with Section 9.02(c).  The reference to “corresponding” in this Section 9.02(d) means that the Securities are delivered or exercised, as applicable, in the proportions specified in the definition of Qualifying Equity in Section 9.02(b).

(e)

Remedies.  Nothing contained in this Section 9.02 shall be construed to limit the rights or the Agent or the Holders to take reasonable actions to protect their rights under the Notes and preserve the Collateral, the Agent’s Lien, and the Holders’ rights with respect thereto during the pendency of the Equity Put Option or to exercise any and all of its or their other rights and remedies under applicable law (including, but not limited to, the Bankruptcy Code and the Uniform Commercial Code), hereunder and under the other Note Documents.

Section 9.03

No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

Section 9.04

Board Composition.  So long as Holders affiliated with Post or any of their respective Affiliates hold any Securities, Post, on behalf of such Holders and their respective Affiliates, as applicable, (i) shall have the right to designate one designee for election to the Board of Directors of the Issuer (and every committee thereof), which designee shall either be an investment professional employed by or associated in a consulting or similar capacity with Post or an individual otherwise reasonably acceptable to the majority in interest of the Majority Equity Sponsor (the “Board Designee”) and (ii) shall have the right to designate one designee to attend all meetings of the Board of Directors of the Issuer (and every committee thereof) as an observer, which observer shall either be an investment professional employed by or associated in a consulting or similar capacity with Post or an individual otherwise reasonably acceptable to the majority in interest of the Majority Equity Sponsor (the “Board Observer”).  The Board of Directors of the Issuer will meet at least one (1) time per quarter.  If the Board Designee has been designated, he or she will be entitled to receive copies of all materials distributed at all meetings of the Board of Directors of the Issuer (and every committee thereof).  If the Board Observer has been designated, he or she will be entitled to receive copies of all materials distributed at all meetings of the Board of Directors of the Issuer (and every committee thereof).  Upon election of the Board Designee, the Issuer will execute a customary form of indemnification agreement in favor of the Board Designee in his or her capacity as a director of the Issuer.  At all times during the tenure of the Board Designee, the Issuer shall maintain a directors’ and officers’ liability insurance policy from financially sound and reputable insurers with coverage customary for companies similarly situated to the Issuer.   If the Board Designee is not an employee of Post, the Issuer shall pay him or her the same compensation for his or her services as a director of the Issuer as the compensation, if any, paid to non-employee directors of the Issuer.

Section 9.05

Public Announcement.  No Obligor shall publish or disclose, or permit to be published or disclosed, the identity of any of the Holders to any other Person or entity at any time for any purpose other than the consummation of the transactions contemplated by this Agreement and the other Funding Documents; provided, that the restrictions of this sentence shall not apply to any disclosure required by law or governmental process if the applicable Holders have been given reasonable opportunity in advance to review and comment on such disclosure.  No Holder shall issue, or cause to be issued, any press release or other widely distributed disclosure of the existence of or transactions contemplated by this Agreement and the other Funding Documents prior to the first public disclosure of any such information by the Issuer.

Article X

AGENT

Section 10.01

Appointment.  Each Holder (and each subsequent purchaser of any Note by its purchase thereof) and each Obligor hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent solely as set forth in this Agreement and the other Note Documents, including, without limitation:  (i) to receive on behalf of each

Holder, any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Holders and paid to the Agent, and, subject to Section 4.02 of this Agreement, to distribute promptly to each Holder its Pro Rata Share of all payments so received; (ii) to distribute to each Holder copies of all notices and agreements received by the Agent and not required to be delivered to each Holder directly pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Holders for the Agent’s failure to distribute any such notices or agreements, (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Notes, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Note Document; (v)  to make any Agent Advances, for the Agent or on behalf of the applicable Holders as provided in this Agreement or any other Note Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Holders with respect to the Obligors, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by the Agent of the rights and remedies specifically authorized to be exercised by the Agent by the terms of this Agreement or any other Note Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Note Document; and (viii) subject to Section 10.03 of this Agreement, to take such action as the Agent reasonably deems appropriate on its behalf to administer the Notes and the Note Documents and to exercise such other powers delegated to the Agent by the terms hereof or the other Note Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof.

Section 10.02

Nature of Duties.  The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Note Documents.  The duties of the Agent shall be mechanical and administrative in nature.  WHETHER BEFORE OR AFTER AN EVENT OF DEFAULT, THE AGENT SHALL NOT HAVE BY REASON OF THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT, A FIDUCIARY RELATIONSHIP IN RESPECT OF ANY HOLDER.  Nothing in this Agreement or any other Note Document, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any other Note Document except as expressly set forth herein or therein.  Each Holder shall make its own independent investigation of the financial condition and affairs of the Obligors in connection with the making and the continuance of the Notes hereunder and shall make its own appraisal of the creditworthiness of the Obligors and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before the initial Note hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Holder, the Agent shall provide to such Holder any documents or reports delivered to the Agent by the Obligors pursuant to the terms of this Agreement or any other Note Document.  If the

Agent seeks the consent or approval of the Required Holders, the Agent shall send notice thereof to each Holder.  The Agent shall promptly notify each Holder any time that the Required Holders have instructed the Agent to act or refrain from acting pursuant hereto.  The Agent and each of its affiliates may make loans to, purchase securities from, provide services to, accept deposits from and generally engage in any kind of business with the Obligors and the Holders as though it were not the Agent hereunder and without notice to or consent of any of the Obligors or the Holders.  The Agent has no duties or responsibilities under this Agreement or the Equity Documents with respect to the Warrants or Preferred Stock.

Section 10.03

Rights, Exculpation, Etc.  The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Note Documents, except for its or their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Note as the owner thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Obligors), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) shall make no warranty or representation to any Holder and shall not be responsible to any Holder for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Note Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Note Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Note Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Obligor in connection therewith, nor shall the Agent be responsible or liable to the Holders for any failure to monitor or maintain any portion of the Collateral.  Whenever pursuant to the provisions hereof or of any of the other Note Documents it is required that any Person obtain consent or approval the Agent, or that any matter prove satisfactory to the Agent or that the Agent exercise discretion or make a request or requirement as it may deem necessary or appropriate, the Agent shall consult with the Holders in a manner deemed reasonable by the Agent and the Agent shall be protected in following any direction of the Required Holders.  The Agent may at any time request instructions from the Holders with respect to any actions or shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Note Documents until it shall have received such instructions from the Required Holders or until it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense that may be incurred by it by reason of taking or refraining from taking any such action.  Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Note Documents in accordance with the instructions of the Required Holders.

Section 10.04

Reliance.  The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Note Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 10.05

Indemnification.  To the extent that the Agent is not reimbursed and indemnified by Obligors, the Holders will reimburse and indemnify the Agent and its affiliates, partners, members, directors, officers, managers, attorneys, agents and employees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Note Documents or any action taken or omitted by the Agent under this Agreement or any of the other Note Documents, including, without limitation, advances and disbursements made pursuant to Section 10.07; provided, however, that no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from the Agent’s gross negligence or willful misconduct.  The obligations of the Holders under this Section 10.05 shall survive the payment in full of the Notes and the termination of this Agreement.

Section 10.06

Successor Agent.

(a)

The Agent may resign from the performance of all its functions and duties hereunder and under the other Note Documents at any time by giving at least thirty (30) Business Days’ prior written notice to the Issuer and each Holder.  Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)

Upon any such notice of resignation, the Required Holders shall appoint a successor Agent.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent, and the Agent shall be discharged from its duties and obligations under this Agreement and the other Note Documents.  After the Agent’s resignation hereunder as the Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Note Documents.

(c)

If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent may then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Required Holders appoint a successor Agent as provided above, or the Agent may petition a court of competent jurisdiction to appoint a successor Agent

(d)

Any corporation into which the Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Agent shall be a party, or any entity succeeding to substantially all of the corporate trust business of the Agent, shall be the successor to the Agent without further action.

Section 10.07

Collateral Matters.

(a)

The Agent may, but shall not be obligated to, from time to time make such disbursements and advances (“Agent Advances”) which the Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof or to pay any other amount chargeable to the Issuer pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Sections 8.01(d) or 12.04; provided, that the Agent will provide notice to the Issuer at least 5 days prior to making any Agent Advances (unless giving such notice would prejudice the Agent’s ability to preserve and protect the Collateral, in which case the Agent will provide whatever notice is practicable).  The Agent Advances shall be repayable on demand, shall bear interest as set forth in Section 2.04(a) or, as applicable, Section 2.04(b), and shall be secured by the Collateral.  The Agent Advances shall constitute Obligations hereunder which may be charged to the Note Account in accordance with Section 4.02.  All such "Agent Advances" shall be funded with monies made available by the Holders, as no provisions of this Agreement or any Note Document shall require the Agent to expand or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, unless it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is assured to it.

(b)

The Holders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon final payment and satisfaction of all Loans and all other Obligations; or Collateral constituting property being sold or disposed of in the ordinary course of any Obligor’s business and in compliance with the terms of this Agreement and the other Note Documents; or if approved, authorized or ratified in writing by the Required Holders.  Upon request by the Agent at any time, the Holders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.07(b).

(c)

Without in any manner limiting the Agent’s authority to act without any specific or further authorization or consent by the Required Holders (as set forth in this Section 10.07(c)), each Holder agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under this Section 10.07.  Upon receipt by the Agent of confirmation from the Holders of its authority to release any particular item or types of Collateral, and upon prior written request by any Obligor, the Agent shall (and is hereby irrevocably authorized by the Holders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Holders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Obligor in respect of) all interests in the Collateral retained by any Obligor.

(d)

The Agent shall have no obligation whatsoever to any Holder to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to this Agreement or any other Note Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 10.07 or in any other Note Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent’s own interest in the Collateral if it also is one of the Holders and that the Agent shall have no duty or liability whatsoever to any other Holder, except as otherwise provided herein.

Section 10.08

Agency for Perfection.  Each Holder hereby appoints the Agent and each other Holder as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Articles 8 and 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Agent and each Holder hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agent and the Holders as secured parties.  Should any Holder obtain possession or control of any such Collateral, such Holder shall notify the Agent thereof, and, promptly upon the Agent’s request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.  Each Obligor by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.09

Compensation for Services.  For services rendered as Agent hereunder, the Agent shall be entitled to such compensation as is set forth in Exhibit I hereto or as may be agreed between the Agent and the Issuer from time to time.  All such compensation shall be paid to the Agent by the Issuer.

Article XI

GUARANTY

Section 11.01

Guaranty.  Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Issuer now or hereafter existing under any Note Document, whether for principal, interest, fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Issuer, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent and the Holders in enforcing any rights under the guaranty set forth in this Article XI.

Section 11.02

Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Note

Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Holders with respect thereto.   The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Obligor or whether any Obligor is joined in any such action or actions.  The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)

any lack of validity or enforceability of any Funding Document or any agreement or instrument relating thereto;

(b)

any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Funding Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Obligor or otherwise;

(c)

any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)

any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Obligor; or

(e)

any other circumstance whatsoever (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or the Holders that might otherwise constitute a defense available to, or a discharge of, any Obligor or any other Guarantor or surety.

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent, the Holders or any other Person, all as though such payment had not been made.

Section 11.03

Waiver.  Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Agent or the Holders exhaust any right or take any action against any Obligor or any other Person or any Collateral.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits.  Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 11.04

Continuing Guaranty; Assignments.  This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Article XI, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Holders and their successors, pledgees, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Holder may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Holder herein or otherwise, in each case as provided in Section 12.07.

Section 11.05

Subrogation.  No Guarantor will exercise any rights that it may now or hereafter acquire against any Obligor or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent and the Holders against any Obligor or any other Guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Obligor or any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article XI shall have been paid in full in cash.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article XI, such amount shall be held in trust for the benefit of the Agent and the Holders and shall forthwith be paid to the Agent and the Holders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising.  If (i) any Guarantor shall make payment to the Agent and the Holders of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XI shall be paid in full in cash, the Agent and the Holders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Article XII

MISCELLANEOUS

Section 12.01

Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered if to any Obligor, at the following address:

Penthouse Media Group Inc.

Two Penn Plaza, 11th Floor

New York, New York  10121

Attention:

Joshua R. Bressler, Esq.

Telephone:

212-702-6000

Telecopier:

212-702-6274

with a copy to:

Milberg Weiss Bershad & Schulman LLP

One Pennsylvania Plaza

New York, NY 10119-0165

Attn:

Arnold N. Bressler, Esq.

Telephone:

(212) 594-5300

Telecopier:

(212) 273-4373

if to the Agent, at the following address:

U.S. Bank National Association

Corporate Trust Services

225 Asylum Street, 23rd Floor

Hartford, CT  06103

Attn:

Kathy L. Mitchell, VP

Telephone:

(860) 241-6832

Telecopier:

(860) 241-6881

If to The DB Distressed Opportunities Fund, LTD, The Opportunity Fund, LLC, MW Post Opportunity Offshore Fund, LTD, Post Total Return Offshore Fund, LTD, State of South Dakota Retirement System Fund, Sphinx Distressed (MW Post Opportunity) Segregated Portfolio, MW Post Portfolio Fund, LTD, Post Opportunity Fund, LP, Post Total Return Fund, LP, Post Balanced Fund, L.P. and Post High Yield, L.P., at the following address:

c/o Post Advisory Group, LLC

11755 Wilshire Blvd., Suite 1400

Los Angeles, CA 90025

Attn:

Lawrence M. Goldman, Esq.

Telephone:

(310) 996-9600

Telecopier:

(310) 996-9669

with a copy to:

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

Attn:

Greg Klein, Esq.

Telephone:

(310) 277-1010

Telecopier:

(310) 203-7199

If to Canyon Value Realization Fund, L.P., FinVest Capital LTD., Canyon Balanced Equity Mater Fund, LTD., MACvest1, LTD., Canpartners Investments IV, LLC, Institutional Benchmarks Series (Master Feeder) Limited in respect of Centaur Series, at the following address

c/o Canyon Capital Advisors LLC

9665 Wilshire Blvd., Suite 200

Beverly Hills, CA 90212

Attn:

Michael Lang

Telephone:

(310) 247-2700

Telecopier:

(310) 247-2701

with a copy to:

Sidley Austin Brown & Wood LLP

555 West Fifth Street, Suite 4000

Los Angeles, CA 90013

Attn:

Gary J. Cohen, Esq. and Jonathan M. Kaplan, Esq.

Telephone:

(213) 896-6000

Telecopier:

(213) 896-6600

if to Satellite Senior Income Fund, LLC, at the following address:

c/o Satellite Advisors, L.L.C.

623 Fifth Avenue, 20th Floor

New York, NY 10022

Attn:

Jim LaChance

Telephone:

(212) 209-2000

Fax:

(212) 209-2021

with a copy to:

Mazzeo Song LLP

708 Third Avenue - 19th Floor

New York, NY 10017

Attn:

Robert L. Mazzeo, Esq.

Telephone:

(212) 599-0700

Telecopier:

(212) 599-8400

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01.  All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, provided, however, that notices to the Agent shall not be effective until received by the Agent.

Section 12.02

Amendments. Etc.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Holders or by the Agent with the consent of the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) reduce the principal of, or interest on, the Notes payable to any Holder, reduce the amount of any fee payable for the account of any Holder, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Notes payable to any Holder, in each case without the written consent of any Holder affected thereby, (ii) change the percentage of the aggregate unpaid principal amount of the Notes that is required for the Holders or any of them to take any action hereunder, (iii) amend the definition of “Required Holders” or “Pro Rata Share”, (iv) amend, modify or waive Section 4.02, this Section 12.02 or Section 12.15 or (v) modify, waive, release or subordinate the first-priority perfected status of the Obligations (except as permitted in this Agreement and the other Note Documents), in each case, without the written consent of each Holder.  Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent (but not in its capacity as a Holder) under this Agreement or the other Note Documents.

Section 12.03

No Waiver; Remedies, Etc.  No failure on the part of the Agent or any Holder to exercise, and no delay in exercising, any right hereunder or under any other Funding Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Funding Document preclude any other or further exercise thereof or the exercise of other Funding Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Agent and the Holders under any Funding Document against any party thereto are not conditional or contingent on any attempt by the Agent and the Holders to exercise any of their rights under any other Funding Document against such party or against any other Person.

Section 12.04

Expenses; Taxes; Attorneys’ Fees.  The Issuer will pay, on demand, all costs and expenses incurred by or on behalf of the Agent and each Holder, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Agent and each Holder, accounting, due diligence, annual field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Funding Documents (including, without limitation, the review of any of the agreements, instruments and documents referred to in Section 7.01(e)); provided, that any such costs incurred by the Holders through the Closing Date shall be limited as set forth in Section 5.01(b), (b) any requested amendments, waivers or consents to this Agreement or the other Funding Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agent's or the Holders’ rights under this Agreement or the other Funding Documents, (d) the defense of any claim or action asserted or brought against the Agent or any Holder by any Person that arises from or relates to this Agreement, any other Funding Document, the Agent’s or the Holders’ claims against any Obligor, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Funding Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or any Holder, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Funding Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Note Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Note Document, (i) any attempt to collect from any Obligor, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Obligor involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Obligor, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien; or (m) the receipt by the Agent or any Holder of any advice from professionals with respect to any of the foregoing.  Without limitation of the foregoing or any other provision of any Funding Document:  (x) the Issuer agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Holder to be payable in connection with this Agreement or any other Funding Document, and the Issuer agrees to save the Agent and each Holder harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) the Issuer agrees to pay all broker fees that may become due in connection with the Issuer’s failure to perform any covenant or agreement contained herein or in any other Funding Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Issuer.

Section 12.05

Right of Setoff.  Upon the occurrence and during the continuance of any Event of Default, the Agent or any Holder may, and is hereby authorized to, at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by the Obligors) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Agent or such Holder to or for the credit or the account of any Obligor against any and all obligations of the Obligors either now or hereafter existing under any Note Document, irrespective of whether or not the Agent or such Holder shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured.  The Agent and each Holder agrees to notify such Obligor promptly after any such setoff and application made by the Agent or such Holder provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Agent and the Holders under this Section 12.05 are in addition to the other rights and remedies (including other rights of setoff) which the Agent and the Holders may have under this Agreement or any other Note Documents or law or otherwise.

Section 12.06

Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07

Assignments.

(a)

 This Agreement and the other Funding Documents shall be binding upon and inure to the benefit of each Obligor and the Agent and each Holder and their respective successors and assigns; provided, however, that (i) none of the Obligors may assign or transfer any of their rights or obligations hereunder, or under any of the other Funding Documents, without the prior written consent of each Holder and any such purported assignment without the Holders’ prior written consent shall be null and void, (ii) the Warrants issued to the Holders hereunder may not be transferred except as provided therein and (iii) the shares of Preferred Stock issued to the Holders hereunder may not be transferred except in compliance with the Security Holders Agreement.

(b)

Each Holder may sell to one or more other Persons all or a portion of its rights and obligations under this Agreement and the other Note Documents (including, without limitation, all or a portion of its Notes).

(c)

The Agent shall, on behalf of the Issuer, maintain, or cause to be maintained at the Payment Office, a register (the “Register”) for the recordation of the names and addresses of the Holders of the Notes, and principal amount of the Notes (the “Registered Notes”) owing to each Holder from time to time.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Issuer, the Agent and the Holders shall treat each Person whose name is recorded in the Register as a Holder hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Issuer and any Holder at any reasonable time and from time to time upon reasonable prior notice.  In the case of any assignment by a Holder to an Affiliate of such Holder, or a fund or account managed by such Holder or an Affiliate of such Holder, and in which such assignment is not recorded in the Register, the assigning Holder shall maintain a comparable register to the Register.

(d)

A Registered Note (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide).  Any assignment or sale of all or part of such Registered Note (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Note (and the registered note, if any, evidencing the same), the Agent shall treat the Person in whose name such Registered Note (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

(e)

Any foreign Person who purchases or is assigned or participates in any portion of such Registered Note shall provide the Agent and the Holder with a completed Internal Revenue Service Form W-9 OR W-8BEN (Certificate of Foreign Status), as applicable, or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Registered Note.

Section 12.08

Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Note Document mutatis mutandis.

Section 12.09

GOVERNING LAW.  THIS AGREEMENT AND THE OTHER FUNDING DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER FUNDING DOCUMENT IN RESPECT OF SUCH OTHER FUNDING DOCUMENT.

Section 12.10

CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER FUNDING DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH OBLIGOR AND EACH HOLDER HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER (FOR ITSELF AND THE GUARANTORS) AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT AND THE HOLDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.  EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY PARTY HAS OR

HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER FUNDING DOCUMENTS.

Section 12.11

WAIVER OF JURY TRIAL, ETC.  EACH OBLIGOR, THE AGENT AND EACH HOLDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER FUNDING DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR ANY HOLDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  EACH PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE HOLDERS ENTERING INTO THIS AGREEMENT.

Section 12.12

Consent by the Agent and Holders.  Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of the Agent or any Holder shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Obligor is a party and to which the Agent or any Holder has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Agent or such Holder, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 12.13

No Party Deemed Drafter.  Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14

Reinstatement; Certain Payments.  If any claim is ever made upon the Agent or any Holder for repayment or recovery of any amount or amounts received by the Agent or such Holder in payment or on account of any of the Obligations, the Agent or such Holder shall give prompt notice of such claim to each other Holder and the Issuer, and if the Agent or such Holder repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or such Holder or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Agent or such Holder with any such claimant, then and in such event each Obligor agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Note Documents or the termination of this Agreement or the other Note Documents, and (B) it shall be and remain liable to the Agent or such Holder hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent or such Holder.

Section 12.15

Indemnification.

(a)

General Indemnity.  In addition to each Obligor’s other Obligations under this Agreement, each Obligor agrees to, jointly and severally, defend, protect, indemnify and hold harmless the Agent and each Holder and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Funding Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Agent’s or any Holder’s furnishing of funds to the Issuer under this Agreement or the other Funding Documents, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Funding Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Funding Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Obligors shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

(b)

Payment; Survival.  The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Note Account; provided, that the foregoing shall in no way limit the recourse of the Agent directly against the Indemnitees for such indemnification.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Obligor shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.  The indemnities set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Note Documents.

Section 12.16

Binding Effect.  This Agreement shall become effective when it shall have been executed by each Obligor, the Agent and each Holder and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agent, and thereafter shall be binding upon and inure to the benefit of each Obligor, the Agent and each Holder, and their respective successors and assigns, except no Issuer or Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each Holder, and any assignment by any Holder shall be governed by Section 12.07 hereof.

Section 12.17

Interest.  It is the intention of the parties hereto that the Agent and each Holder shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby or by any other Note Document would be usurious as to the Agent or any Holder under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to the Agent or such Holder notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Note Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Agent or any Holder that is contracted for, taken, reserved, charged or received by the Agent or such Holder under this Agreement or any other Note Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by the Agent or such Holder on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Holder, as applicable, to the Issuer); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or any Holder may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Agent or such Holder, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agent or such Holder, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Holder to the Issuer).  All sums paid or agreed to be paid to the Agent or any Holder for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Agent or such Holder, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full.  If at any time and from time to time (x) the amount of interest payable to the Agent or any Holder on any date shall be computed at the Highest Lawful Rate applicable to the Agent or such Holder pursuant to this Section 12.17 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Agent or such Holder would be less than the amount of interest payable to the Agent or such Holder computed at the Highest Lawful Rate applicable to the Agent or such Holder, then the amount of interest payable to the Agent or such Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Agent or such Holder until the total amount of interest payable to the Agent or such Holder shall equal the total amount of interest which would have been payable to the Agent or such Holder if the total amount of interest had been computed without giving effect to this Section 12.17.

For purposes of this Section 12.17, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Issuer, on the one hand, and the Agent and the Holders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

Section 12.18

 Customer Identification Program.  Each of the parties hereto acknowledges receipt of the notice included in Exhibit I hereto and made part hereof, which provides that information may be required by the Agent to verify the identities of the parties.  Each of the parties hereto shall ensure that any successors or assigns acknowledge receipt of such notice.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ISSUER:

PENTHOUSE MEDIA GROUP INC.

By: /s/ Marc H. Bell

Name: Marc H. Bell

Title: President

GUARANTORS:

GENERAL MEDIA ART HOLDING, INC.

GENERAL MEDIA COMMUNICATIONS, INC.

GENERAL MEDIA ENTERTAINMENT, INC.

GENERAL MEDIA (UK), LTD.

GMCI INTERNET OPERATIONS, INC.

GMI ON-LINE VENTURES, LTD.

PENTHOUSE CLUBS INTERNATIONAL

ESTABLISHMENT

PENTHOUSE IMAGES ACQUISITIONS, LTD.

PENTHOUSE MEDIA GROUP (CA) INC.

PMGI HOLDINGS, INC.

PURE ENTERTAINMENT

TELECOMMUNICATIONS, INC.

By: /s/ Marc H. Bell

Name: Marc H. Bell

Title: President

PENTHOUSE FINANCIAL SERVICES, N.V.

By: /s/ Marc H. Bell

Name: Marc H. Bell

Title: Managing Director

PENTHOUSE DIGITAL MEDIA PRODUCTIONS, INC.

By: /s/ Donald Guarieri

Name: Donald Guarnieri

Title: President

[signatures continue on following page]

AGENT:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Kathy L. Mitchell

Name: Kathy L. Mitchell

Title: Vice President

HOLDERS:

DB DISTRESSED OPPORTUNITIES FUND, LTD

THE OPPORTUNITY FUND, LLC

MW POST OPPORTUNITY OFFSHORE FUND, LTD

POST TOTAL RETURN OFFSHORE FUND, LTD

STATE OF SOUTH DAKOTA RETIREMENT SYSTEM FUND

SPHINX DISTRESSED (MW POST OPPORTUNITY) SEGREGATED PORTFOLIO

MW POST PORTFOLIO FUND, LTD.

By: Post Advisory Group, LLC, as Authorized Agent

By: /s/ Carl Goldsmith

Name: Carl Goldsmith

Title: Senior Investment Officer

POST OPPORTUNITY FUND, LP

POST TOTAL RETURN FUND, LP

POST BALANCED FUND, L.P.

POST HIGH YIELD, L.P.

By: Post Advisory Group, LLC, as General Partner

By: /s/ Carl Goldsmith

Name: Carl Goldsmith

Title: Senior Investment Officer

[signatures continue on following page]

HOLDERS (continued):

CANYON VALUE REALIZATION FUND, L.P.

FINVEST CAPITAL LTD.

CANYON BALANCED EQUITY MASTER FUND, LTD.

MACVEST 1, LTD.

CANPARTNERS INVESTMENTS IV, LLC

INSTITUTIONAL BENCHMARKS SERIES (MASTER FEEDER) LIMITED IN RESPECT OF CENTAUR SERIES

By:  Canyon Capital Advisors LLC, as Investment Advisor

By: /s/ R.C.B. Evensen

Name: R.C.B. Evensen

Title: Managing Partner

[signatures continue on following page]

HOLDERS (continued):

SATELLITE SENIOR INCOME FUND, LLC

By:    Satellite Asset Management, L.P.

By: /s/ Simon Raykher

Name: Simon Raykher

Title: General Counsel